UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Jones Lang LaSalle Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Jones Lang LaSalle Incorporated 200 East Randolph Drive Chicago, Illinois 60601

April 15, 2009

Dear Shareholder:

              We would like to invite you to attend our 2009 Annual Meeting of Shareholders. It will take place on Thursday, May 28, 2009, beginning at 8:30 a.m., local time, at The Mid-America Club, located on the 80th floor of the Aon Center, 200 East Randolph Drive, Chicago, Illinois.

             Your vote is very important to us.    This year, we are again voluntarily furnishing proxy materials to our shareholders on the Internet rather than mailing printed copies of those materials to each shareholder. This serves our environmental goals and also saves us significant postage, printing and processing costs. Whether or not you plan to attend the Annual Meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone, as promptly as possible. You may also request a paper proxy card to submit your vote by mail if you prefer. If you attend the Annual Meeting, you may vote your shares in person even if you have previously given your proxy.

              The proxy materials we are furnishing on the Internet include our 2008 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2008.

              You will note in our proxy materials some important prospective changes to the composition of our Board of Directors:

  •
  Professor Henri-Claude de Bettignies, who has served on our Board for ten years, has decided to retire from his position and will not stand for re-election at this year's Annual Meeting. Our Board has been enriched by the depth of Henri-Claude's global perspectives on corporate responsibility and leadership.

  •
  Alain Monié has decided not to stand for re-election at this year's Annual Meeting so that he can devote more time to his other business activities. We have benefited from Alain's experience as a senior operational officer with major corporations on three continents.

  •
  We are very pleased that Ming Lu, a Partner with KKR & Co., has been nominated for election at our Annual Meeting. We look forward to the world-wide investment experience and business acumen that Ming will contribute.

              We are grateful to both Henri-Claude and Alain for their dedicated and valuable service to our shareholders and we are confident that Ming will be an excellent addition.

              We were very saddened by the sudden death of Board member Sir Derek Higgs in April 2008 at age 64. A noted expert on corporate governance, Sir Derek served with great distinction on our Board, including as the Chairman of our Audit Committee, and we miss him.

              In July 2008, we welcomed to Board service Roger T. Staubach, who became the Executive Chairman of our Americas business after our merger with the significant tenant representation firm he founded, The Staubach Company.

              We were also pleased that Dr. DeAnne Julius, the Chairman of the Royal Institute of International Affairs and a noted economist with significant global business experience, joined our Board in November 2008.

              We appreciate your continued interest in our Company.

Sheila A. Penrose Chairman of the Board of Directors	Colin Dyer Chief Executive Officer and President

Jones Lang LaSalle Incorporated
200 EAST RANDOLPH DRIVE
CHICAGO, ILLINOIS 60601

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, May 28, 2009

              The 2009 Annual Meeting of Shareholders of Jones Lang LaSalle Incorporated will take place on Thursday, May 28, 2009, beginning at 8:30 a.m., local time, at The Mid-America Club, located on the 80th floor of the Aon Center, 200 East Randolph Drive, Chicago, Illinois.

              The Annual Meeting will have the following purposes:

    1.
    To elect nine Directors to serve one-year terms until the 2010 Annual Meeting of Shareholders or until their successors are elected and qualify;

    2.
    To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2009; and

    3.
    To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

              Our Board of Directors has fixed the close of business on Friday, March 20, 2009 as the record date for determining the shareholders entitled to receive notice of, and to vote at, the Annual Meeting. We will permit only shareholders, or persons holding proxies from shareholders, to attend the Annual Meeting.

By Order of the Board of Directors
Mark J. Ohringer Corporate Secretary
April 15, 2009

              YOUR VOTE IS VERY IMPORTANT. ANY SHAREHOLDER MAY ATTEND THE ANNUAL MEETING IN PERSON. IN ORDER FOR US TO HAVE THE QUORUM NECESSARY TO CONDUCT THE ANNUAL MEETING, WE ASK THAT SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE ANNUAL MEETING IN PERSON GIVE THEIR PROXY OVER THE INTERNET OR BY TELEPHONE. IF YOU PREFER, YOU MAY ALSO REQUEST A PAPER PROXY CARD TO SUBMIT YOUR VOTE BY MAIL. YOU MAY REVOKE ANY PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING.

PROXY STATEMENT FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS

Jones Lang LaSalle Incorporated
200 EAST RANDOLPH DRIVE
CHICAGO, ILLINOIS 60601

PROXY STATEMENT

2009 Annual Meeting of Shareholders

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND OUR ANNUAL MEETING

Q: Why am I receiving these materials?

A:          The Board of Directors (the Board) of Jones Lang LaSalle Incorporated, a Maryland corporation (Jones Lang LaSalle, which may sometimes be referred to as the Company or as we, us or our), is providing these proxy materials for you in connection with the Company's 2009 Annual Meeting of Shareholders (including any adjournments or postponements, the Annual Meeting). The Annual Meeting will take place at 8:30 a.m. local time, on Thursday, May 28, 2009, at The Mid-America Club, located on the 80th floor of the Aon Center, 200 East Randolph Drive, Chicago Illinois. We have first released this Proxy Statement to our shareholders on or about April 15, 2009.

              As one of our shareholders, you are invited to attend the Annual Meeting and you are entitled and encouraged to vote on the items of business we describe in this Proxy Statement.

              A proxy is the legal designation you give to another person to vote the shares of stock you own. If you designate someone as your proxy in a written document, that document is called a proxy card. We have designated three of our officers as proxies for our Annual Meeting: Colin Dyer, Lauralee E. Martin and Mark J. Ohringer. We are asking you to designate each of them separately as a proxy to vote your shares on your behalf.

Q:         Why are you making these materials available over the Internet rather than mailing them?

A:          Under the "Notice and Access Rule" that the Securities and Exchange Commission (the SEC) has adopted, we are furnishing proxy materials to our shareholders on the Internet rather than mailing printed copies of those materials to each shareholder. This will help us meet our environmental goals and it will save significant postage, printing and processing costs. If you received a Notice Regarding the Availability of Proxy Materials (Notice of Internet Availability) by mail, you will not receive a printed copy of our proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you about how you may (1) access and review our proxy materials on the Internet and (2) access your proxy card to vote on the Internet.

              We anticipate that we will mail the Notice of Internet Availability to our shareholders on or about April 15, 2009.

Q:         How can I have printed copies of the proxy materials mailed to me?

A:          If you received a Notice of Internet Availability by mail and you would prefer to receive a printed copy of our proxy materials, including a paper proxy card, please follow the instructions included in the Notice of Internet Availability.

Q:         What information does this Proxy Statement contain?

A:          The information we have included in this Proxy Statement relates to (1) the proposals on which our shareholders will vote at the Annual Meeting and (2) the voting process. We have organized this Proxy Statement according to the two different matters on which our shareholders will be voting and to provide the information we are required to disclose in order for you to make your decision about how to vote on each one.

Q:         What other information are you furnishing with this Proxy Statement?

A:          Our 2008 Annual Report to Shareholders, which includes our annual report on Form 10-K for the year ended December 31, 2008, has been made available on the Internet to all shareholders entitled to vote at the Annual Meeting and who received the Notice of Internet Availability. You may also view our 2008 Annual Report at www.joneslanglasalle.com in the "Investor Relations" section.

              You may obtain a paper copy of our 2008 Annual Report without charge by writing the Jones Lang LaSalle Investor Relations Department at 200 East Randolph Drive, Chicago, Illinois 60601, or by calling +1.312.228.2430.

Q:         What items of business will be voted on at the Annual Meeting?

A:          The two items of business scheduled to be voted on at the Annual Meeting are:

    •
    The election of nine directors to serve one-year terms until the 2010 Annual Meeting of Shareholders; and
    •
    The ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2009.

We will also consider other business that properly comes before the Annual Meeting.

Q:         How does the Board recommend that I vote?

A:          Our Board recommends that you vote your shares as follows:

    •
    FOR each of the nine nominees to the Board; and
    •
    FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2009.

Q:         What shares may I vote?

A:          Only shareholders of record of Jones Lang LaSalle's Common Stock, $.01 par value per share (the Common Stock), at the close of business on Friday, March 20, 2009 (the Record Date), are entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters voted upon by shareholders and is entitled to vote for as many persons as there are Directors to be elected. Based on the information we have received from our transfer agent and stock registrar, there were 34,640,609 voting shares of Common Stock outstanding on the Record Date. The shares of our Common Stock are held in approximately 548 registered accounts, which represent approximately 19,227 beneficial owners.

Q:         What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:          Most Jones Lang LaSalle shareholders hold their shares through a broker or other nominee rather than directly in their own names. There are some distinctions between (1) shares you hold of record in your own name and (2) those you own beneficially through a broker or nominee, as follows:

    Shareholder of Record

    If your shares are registered directly in your name with Jones Lang LaSalle's stock registrar, BNY Mellon Shareowner Services, then with respect to those shares we consider you to be the shareholder of record. As a shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

    Beneficial Owner

    If you hold shares in a brokerage account or by a trustee or another nominee, then we consider you to be the beneficial owner of shares held "in street name," and we are furnishing these proxy materials to you through your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and we are also inviting you to attend the Annual Meeting.

    Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, trustee or nominee has enclosed or provided instructions to you on how to vote your shares.

Q:         How can I attend the Annual Meeting?

A:          You are entitled to attend the Annual Meeting only if you were a Jones Lang LaSalle shareholder as of the close of business on Friday, March 20, 2009 or you hold a valid proxy for the Annual Meeting. You should be prepared to present a photo identification for admittance. In addition, if you are a shareholder of record, we will verify your name against the list of shareholders of record on the Record Date prior to admitting you to the Annual Meeting. If you are not a shareholder of record but hold shares through a broker, trustee or nominee (in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to March 20, 2009, a copy of the voting instruction card furnished to you, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, we will not admit you to the Annual Meeting.

Q:         How can I vote my shares in person at the Annual Meeting?

A:          You may vote in person at the Annual Meeting those shares you hold in your name as the shareholder of record. You may vote in person at the Annual Meeting shares you hold beneficially in street name only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:         How can I vote my shares without attending the Annual Meeting?

A:          Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. Shareholders may deliver their proxies either:

    (1)
    electronically over the Internet at www.proxyvote.com;
    (2)
    by telephone (please see your proxy card for instructions); or
    (3)
    by requesting, completing and submitting a properly signed paper proxy card as outlined in the Notice of Internet Availability.

Q:         May I change my vote or revoke my proxy?

A:          You may change your vote at any time prior to the vote at the Annual Meeting. If you are the shareholder of record, you may change your vote by:

    (1)
    granting a new proxy bearing a later date (which automatically revokes the earlier proxy);
    (2)
    providing a written notice of revocation prior to your shares being voted; or
    (3)
    attending the Annual Meeting and voting in person.

              A written notice of revocation must be sent to our Corporate Secretary at the address of our principal executive office, which we provide above. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:         Who can help answer my questions?

A:          If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact Broadridge Investor Communications at +1.631.254.7400.

              If you need additional copies of this Proxy Statement or voting materials, please contact Broadridge Investor Communications at the number above or the Company's Investor Relations team at +1.312.228.2430.

Q:         How many shares must be present or represented to conduct business at the Annual Meeting?

A:          The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of shares of our Common Stock that are issued and outstanding and are entitled to vote must be present in person or represented by proxy.

Q:         What is the voting requirement to approve each of the proposals?

A:          The Company has established a majority-vote standard for the election of Directors. Accordingly, in order to be elected, each Director must receive at least a majority of the votes cast for him or her by holders of Common Stock entitled to vote at the Annual Meeting. There is no cumulative voting for Directors.

              The affirmative vote of a majority of the total number of votes cast by holders of Common Stock entitled to vote at the Annual Meeting will be necessary to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2009.

Q:         How are votes counted?

A:          We will count shares of Common Stock represented in person or by properly executed proxy for the purpose of determining whether a quorum is present at the Annual Meeting. We will treat shares which abstain from voting as to a particular matter and broker non-votes (as defined below) as shares that are present at the Annual Meeting for purposes of determining whether a quorum exists, but we will not count them as votes cast on such matter. Accordingly, abstentions and broker non-votes will have no effect in determining whether Director nominees have received the requisite number of affirmative votes. Abstentions and broker non-votes will also have no effect on the voting with respect to the approval of KPMG LLP.

              A "broker non-vote" occurs when a broker does not vote on a matter on the proxy card because the broker does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.

Q:         What happens if I sign but do not give specific voting instructions on my proxy?

A:          If you hold shares in your own name and you submit a proxy without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

              If you hold shares through a broker, trustee or other nominee and do not provide your broker with specific voting instructions, under the rules that govern brokers in such circumstances, your broker will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result your broker will have the authority to exercise discretion to vote your shares with respect to Proposal 1 (election of directors) and Proposal 2 (approval of KPMG LLP) because they involve matters that are considered routine.

Q:         What happens if a Director does not receive a majority of the votes cast for him or her?

A:          Under our By-Laws, if a Director does not receive the vote of at least the majority of the votes cast, that Director will promptly tender his or her resignation to the Board. Our Nominating and Governance Committee will then make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board is required to take action with respect to the resignation, and publicly disclose its rationale, within 90 days from the date of the certification of the election results. We provide additional details about our majority voting procedures under "Corporate Governance Principles and Board Matters" below.

Q:         What happens if additional matters are presented at the Annual Meeting?

A:          Each valid proxy returned to Jones Lang LaSalle will be voted at the Annual Meeting as directed on the proxy or, if no direction is made with respect to a proposal, then in accordance with the recommendations of our Board of Directors as set forth in this Proxy Statement. We do not know of any matters to be presented at the Annual Meeting other than the proposals we describe in this Proxy Statement. However, if any other matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy intend to vote the shares represented by them in accordance with their best judgment pursuant to the discretionary authority the proxy grants to them.

Q:         What should I do if I receive more than one set of voting materials?

A:          There are circumstances under which you may receive more than one Notice of Internet Availability. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one Notice. Please vote each different proxy you receive, since each one represents different shares that you own.

Q:         Where can I find the voting results of the Annual Meeting?

A:          We intend to announce preliminary voting results at the Annual Meeting and then publish the final results in our quarterly report on Form 10-Q for our quarter ended June 30, 2009.

Q:         What is the deadline to propose actions for consideration at next year's Annual Meeting of Shareholders or to nominate individuals to serve as Directors?

A:          Shareholder proposals, including nominations for individuals to serve as directors, intended to be presented at the 2010 Annual Meeting and included in Jones Lang LaSalle's Proxy Statement and form of proxy relating to that Annual Meeting pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 (the Exchange Act) must be received by Jones Lang LaSalle at our principal executive office by December 16, 2009. Our Bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted not later than February 26, 2010 and not earlier than January 27, 2010.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

              Our policies and practices reflect corporate governance initiatives that we believe comply with:

  •
  the listing requirements of the New York Stock Exchange (NYSE), on which our Common Stock is traded;
  •
  the corporate governance requirements of the Sarbanes-Oxley Act of 2002 as currently in effect;
  •
  various regulations issued by the SEC; and
  •
  certain provisions of the General Corporation Law in the State of Maryland, where Jones Lang LaSalle is incorporated.

              We maintain a corporate governance section on our public website, www.joneslanglasalle.com, which includes key information about the corporate governance initiatives that are set forth in our:

  •
  By-Laws;
  •
  Corporate Governance Guidelines;
  •
  Charters for each of the three standing Committees of our Board of Directors described below;
  •
  Statement of Qualifications of Members of the Board of Directors; and
  •
  Code of Business Ethics.

              The Board of Directors regularly reviews corporate governance developments and modifies our By-Laws, Guidelines and Committee Charters accordingly. Our Code of Business Ethics applies to all employees of the Company, including all of our executive officers, as well as to the members of our Board of Directors.

              We will make any of this information available in print to any shareholder who requests it in writing from our Corporate Secretary at the address of our principal executive office set forth above.

Information about the Board of Directors and Corporate Governance

              The Board, whose members our shareholders elect annually, is the ultimate decision-making body of the Company except with respect to those matters reserved to the shareholders either by applicable law, our Articles of Incorporation or our By-Laws. The Board elects the Chairman of the Board, the Chief Executive Officer and certain other members of the senior management team, which is in turn responsible for conducting the Company's business under the oversight of the Board to enhance the long term value of the Company for the benefit of its shareholders. The Board acts as an advisor and counselor to the Company's senior management and ultimately monitors its performance.

Director Independence; Review of Relationships and Related Transactions

              A majority of our Board must, and does, consist of independent Directors. All of the members of the Audit, Compensation and Nominating and Governance Committees of our Board must be, and are, independent Directors. For a Director to be considered independent, the Board must determine that the Director does not have any direct or indirect material relationship with the Company. The Board observes all criteria for independence and experience established by the NYSE (including Rule 303A in its Listed Company Manual) and by other governing laws and regulations.

              The Board has determined that Henri-Claude de Bettignies, Darryl Hartley-Leonard, DeAnne Julius, Alain Monié, Sheila A. Penrose, David B. Rickard and Thomas C. Theobald, all of whom are current members of our Board, are independent according to the criteria we describe above. The Board has also determined that Ming Lu, who is a nominee standing for election for the first time at the 2009 Annual Meeting, will be independent. These are the Directors we describe in this Proxy Statement as being Non-Executive Directors (meaning Directors we do not otherwise employ as Company officers).

              The Board regularly reviews any relationships that a Director may have with the Company (other than solely in his or her role as a member of the Board) in order to reaffirm his or her independence. After a review of the written responses from our Directors to inquiries from the Company, and based on the Company's records, the only such relationship of which we are aware with respect to the nominees for election at the 2009 Annual Meeting is the one matter we specifically disclose below under "Certain Relationships and Related Transactions" with respect to Mr. Theobald. This relationship involves Mr. Theobald's investment in a vehicle that provides co-investment capital to certain funds sponsored by our LaSalle Investment Management subsidiary. Mr. Theobald made his investment on the same terms and conditions available to other similarly situated investors. Moreover, the investment does not involve an amount of money that is material from a financial standpoint either to Mr. Theobald individually or to the Company. Therefore, the Board believes that the relationship does not constitute a material relationship with the Company that would detract from Mr. Theobald's independence.

Non-Executive Chairman of the Board

              Since January 1, 2005, Sheila A. Penrose, a Non-Executive Director, has held the role of the Chairman of the Board. The Board has determined that Ms. Penrose will also serve as the Lead Independent Director of the Board for purposes of the NYSE's corporate governance rules, including presiding over regularly scheduled executive sessions of our Non-Executive Directors.

              The Board has determined that each person who serves as Chairman of the Board from time to time, if that person is independent, will automatically also serve as a member of each of the Board's Committees, although not necessarily as its Chairman.

The Board and Board Committees

    Board Composition; Changes During 2008 and Proposed Changes at the 2009 Annual Meeting

              Our Board currently consists of ten members, the following eight of whom served for all of 2008 and through the date of this Proxy Statement:

  •
  Henri-Claude de Bettignies;
  •
  Colin Dyer;
  •
  Darryl Hartley-Leonard;
  •
  Lauralee E. Martin;
  •
  Alain Monié;
  •
  Sheila A. Penrose;
  •
  David B. Rickard; and
  •
  Thomas C. Theobald.

              Sir Derek Higgs, who had served on our Board since 1999, died suddenly in April 2008. In July 2008, we elected a ninth member, Roger T. Staubach, who has served through the date of this Proxy Statement. A tenth member, DeAnne Julius, was thereafter elected to the Board effective November 2008 and has also served through the date of this Proxy Statement.

              Accordingly, our current seven Non-Executive Directors are Henri-Claude de Bettignies, Darryl Hartley-Leonard, DeAnne Julius, Alain Monié, Sheila A. Penrose, David B. Rickard and Thomas C. Theobald. Our three additional Directors who are also Corporate Officers are Colin Dyer, who is our President and Chief Executive Officer, Lauralee E. Martin, who is our Chief Operating and Financial Officer, and Roger T. Staubach, who is the Executive Chairman of our Company's Americas business.

              Each of Professor de Bettignies and Mr. Monié has elected not to stand for re-election at our 2009 Annual Meeting. Professor de Bettignies is retiring after ten years of service to our Board, and Mr. Monié is resigning in order to be able to devote more time to his other business activities.

              Our Nominating and Governance Committee has nominated Ming Lu to stand for election to our Board at the 2009 Annual Meeting.

              We provide below biographical information about all nine of the nominees for election at our 2009 Annual Meeting.

    Board Meetings During 2008

              The full Board of Directors held four in-person meetings and six telephonic meetings during 2008. Each Director who held such position during 2008 attended, in aggregate, at least 75% of all meetings (including teleconferences) of the Board and of any Committee on which such Director served. Our Non-Executive Directors meet in executive session without management participation during every in-person Board meeting.

    Standing Board Committees

              Our Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The following table identifies:

    (1)
    the current members of each of the Committees, all of whom are independent Non-Executive Directors;

    (2)
    the Director who currently serves as the Chairman of each Committee; and

    (3)
    the number of meetings each Committee held during 2008.

Current Committee Membership and Number of Meetings During 2008

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Henri-Claude de Bettignies		x	x
Darryl Hartley-Leonard	x		x
DeAnne Julius	x		x
Alain Monié		x	x
Sheila A. Penrose	x	x	Chairman
David B. Rickard	Chairman		x
Thomas C. Theobald		Chairman	x
Number of Meetings During 2008 (Including Teleconferences):	9	5	4

    Special Acquisition and Financing Committee

              In addition to the three standing Committees, during 2008 the Board also formed an ad-hoc Special Acquisition and Financing Committee to oversee certain final approvals with respect to the merger of the Company with The Staubach Company. That Committee met telephonically three times.

The Audit Committee

              Sir Derek Higgs served as the Chairman of our Audit Committee until his death in April 2008. Mr. Rickard was then elected the Chairman of the Audit Committee and continues to serve in that role currently. Messrs. Rickard and Hartley-Leonard and Ms. Penrose served as members of the Audit Committee during the entire year of 2008. When she was elected to the Board of Directors in November 2008, Dr. Julius was also elected to serve on the Audit Committee.

              Under the terms of its Charter, the Audit Committee acts on behalf of the Board to monitor (1) the integrity of the Company's financial statements, (2) the qualifications and independence of the Company's independent registered public accounting firm, (3) the performance of the Company's internal audit function and of its independent registered public accounting firm and (4) compliance by the Company with certain legal and regulatory requirements. In fulfilling its responsibilities, the Audit Committee has the full authority of the Board to, among other things:

  •
  appoint or replace the independent registered public accounting firm, which reports directly to the Audit Committee;

  •
  appoint or replace the Company's senior internal auditing executive, who reports directly to the Audit Committee;

  •
  review with management and the independent registered public accounting firm the Company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of the Company's Quarterly Reports on Form 10-Q;

  •
  review with management and the independent registered public accounting firm the Company's annual audited financial statements, including disclosures made in management's discussion and analysis, prior to the filing of the Company's Annual Report on Form 10-K;

  •
  discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies;

  •
  discuss with management and the independent registered public accounting firm the Company's internal controls, disclosure controls and procedures and any major issues as to the adequacy of those controls and procedures and any special steps adopted in light of any material control deficiencies;

  •
  establish procedures for the treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

  •
  discuss with management and advise the Board with respect to the Company's policies and procedures regarding compliance with related laws and regulations and the Company's Code of Business Ethics.

              See also the report of the Audit Committee set forth in the section headed "Audit Committee Report" below under "Proposal 2."

              Our Board has determined that each of the members of our Audit Committee is "financially literate" and that at least one of the members has "accounting or related financial management expertise," in each case as required by the NYSE. Our Board has also determined that Mr. Rickard qualifies as an "audit committee financial expert" for purposes of the applicable SEC rule.

The Compensation Committee

              Messrs. Theobald (Chairman), de Bettignies and Monié and Ms. Penrose served as members of the Compensation Committee during the entire year of 2008. Sir Derek Higgs also served as a member of the Compensation Committee until his death in April 2008.

              Under the terms of its Charter, the Compensation Committee acts on behalf of the Board to formulate, evaluate and approve the compensation of the Company's executive officers and key employees and to oversee all compensation programs involving the use of the Company's Common Stock. In fulfilling its responsibilities, the Compensation Committee has the full authority of the Board to, among other things:

  •
  annually review and approve corporate objectives relevant to the compensation of the Company's Chief Executive Officer, evaluate the Chief Executive Officer's performance in light of those goals and objectives and determine and certify his or her compensation levels based on such evaluation;

  •
  annually review and approve the corporate objectives of the other executive officers of the Company who serve on its Global Executive Committee, which is the most senior internal management committee consisting of our Chief Executive Officer, Chief Operating and

    Financial Officer and the leaders of our four principal business segments, certify performance against those goals and approve the compensation of such other executive officers;

  •
  review and approve any employment contracts, deferred compensation plans, severance arrangements and other agreements (including any change in control provisions that are included) for the executive officers of the Company who serve on its Global Executive Committee and the overall programs under which any such arrangements may be offered to other employees of the Company; and

  •
  approve and oversee compensation programs involving the use of the Company's Common Stock and, where required, submit equity compensation matters to the Company's shareholders.

              See also the report of the Compensation Committee set forth in the section headed "Compensation Committee Report" below under "Proposal 1."

             Compensation Committee Interlocks and Insider Participation.    There are no Compensation Committee interlocks or insider participation on the Compensation Committee. Certain executive officers attend meetings of the Compensation Committee in order to present information and answer questions of the members of the Compensation Committee.

The Nominating and Governance Committee

              Ms. Penrose (Chairman) and Messrs. de Bettignies, Hartley-Leonard, Monié, Rickard and Theobald served as members of the Nominating and Governance Committee during the entire year of 2008. Sir Derek Higgs also served as a member of the Nominating and Governance Committee until his death in April 2008. When she was elected to the Board of Directors in November 2008, Dr. Julius was also elected to serve on the Nominating and Governance Committee.

              Under the terms of its Charter, the Nominating and Governance Committee acts on behalf of the Board to (1) identify and recommend to the Board qualified candidates for director nominees for each Annual Meeting of Shareholders and to fill vacancies on the Board occurring between such Annual Meetings, (2) recommend to the Board nominees for Directors to serve on each Committee of the Board, (3) develop and recommend to the Board the Corporate Governance Guidelines and (4) lead the Board in its annual review of the Board's performance. In fulfilling its duties, the Nominating and Governance Committee has the full authority of the Board to, among other things:

  •
  adopt and periodically review the criteria for the selection of Directors and members of Board Committees and, when necessary, conduct searches for and otherwise assist in attracting highly qualified candidates to serve on the Board, including candidates recommended by shareholders;

  •
  review the qualifications of new candidates for Board membership and the performance of incumbent Directors;

  •
  periodically review the compensation paid to Non-Executive Directors for their services as members of the Board and its Committees and make recommendations to the Board for any appropriate adjustments;

  •
  periodically review and bring to the attention of the Board current and emerging trends in corporate governance issues and how they may affect the business operations of the Company;

  •
  periodically review the structure, size, composition and operation of the Board and each Committee of the Board and recommend Committee assignments to the Board, including rotation, re-assignment or removal of any Committee member; and

  •
  oversee and periodically review the orientation program for new Directors and continuing education programs for existing Directors.

Nominations Process for Directors

    Identifying and Evaluating Nominees for Directors

              The Nominating and Governance Committee employs a variety of methods to identify and evaluate nominees for Director. The Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Committee would consider various potential candidates for Director. Candidates may come to the attention of the Committee through then current Board members, Company executives, shareholders, professional search firms or other persons. The candidates would be evaluated at regular or special meetings of the Committee and may be considered at any point during the year depending upon the circumstances. As described below, the Committee would consider properly submitted shareholder nominations of candidates for election to the Board at an Annual Meeting. Following verification of the shareholder status of the persons proposing candidates, the Committee would aggregate and consider recommendations at a regularly scheduled meeting, which would generally be the first or second meeting prior to the issuance of a proxy statement for the subsequent Annual Meeting. If a shareholder provides any materials in connection with the nomination of a Director candidate, the materials would be forwarded to the Committee. The Committee would also review materials that professional search firms or other parties provide in connection with a nominee who is not proposed by a shareholder. If the Committee nominated a candidate proposed by a professional search firm, the Committee would expect to compensate such firm for its services, but the Board would not pay any compensation for suggestions of candidates from any other source.

    Director Qualifications

              Our Board has adopted a Statement of Qualifications of Members of the Board of Directors, which is available on our website and contains the membership criteria that apply to nominees to be recommended by the Nominating and Governance Committee. According to these criteria, the Board should be composed of individuals who have demonstrated notable or significant achievements in business, education or public service. In addition, the members of the Board should possess the acumen, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to the deliberations of the Board. Importantly, the members of the Board must have the highest ethical standards, a strong sense of professionalism and a dedication to serving the interests of all the shareholders and they must be able to make themselves readily available to the Board in the fulfillment of their duties. All members of the Board must also satisfy all additional criteria for Board membership that may be set forth in the Company's Corporate Governance Guidelines. These criteria set forth the particular attributes that the Committee should consider when evaluating a candidate's management and leadership experience, the skills and diversity that a candidate would contribute to the Board and the candidate's integrity and professionalism.

    Shareholder Nominees

              The Nominating and Governance Committee will consider properly submitted nominations of candidates for membership on the Board as described above. Any shareholder nominations proposed for consideration by the Committee should include the nominee's name and qualifications for Board membership and evidence of the consent of the proposed nominee to serve as a Director if elected. Nominations should be addressed to our Corporate Secretary at the address of our principal executive office set forth above. Consistent with the deadline for submission of shareholder proposals intended to be included in our Proxy Statement generally, shareholder nominations for individuals to be considered for election at the 2010 Annual Meeting must be received by the Corporate Secretary at our principal executive office by no later than December 16, 2009.

Majority Voting for Directors

              In March 2009, our Board amended our By-Laws to provide that, except with respect to vacancies, each Director shall be elected by a vote of the majority of the votes cast with respect to the Director at any meeting for the election of Directors at which a quorum is present. If, however, at least fourteen days before the date we file our definitive Proxy Statement with the SEC, the number of nominees exceeds the number of Directors to be elected (a Contested Election), the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. A majority of the votes cast means that the number of shares voted "for" a Director must exceed the number of votes cast "against" that Director (with abstentions and broker nonvotes not counted as a vote cast either "for" or "against" that Director's election).

              In the event an incumbent Director fails to receive a majority of the votes cast in an election that is not a Contested Election, such incumbent Director shall promptly tender his or her resignation to the Board. The Nominating and Governance Committee of the Board (or another Committee designated by the Board under the By-Laws) shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent Director, or whether other action should be taken. The Board shall act on the resignation, taking into account the Committee's recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the SEC) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within 90 days following certification of the election results. The Committee in making its recommendations, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The Director who tenders his or her resignation will not participate in the recommendation of the Committee or the decision of the Board with respect to his or her resignation. If such incumbent Director's resignation is not accepted by the Board, the Director will continue to serve until the next Annual Meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

              If an incumbent Director's resignation is accepted by the Board, or if a non-incumbent nominee for Director is not elected, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board.

              Our Corporate Governance Guidelines previously had a substantively similar provision to what is now in our By-Laws, but we have added it to our By-Laws at the request of a shareholder that otherwise would have submitted a shareholder proposal to do so in this Proxy Statement.

Non-Executive Director Compensation

              Under its Charter, our Nominating and Governance Committee is responsible for determining and recommending to the Board the overall compensation program for our Non-Executive Directors.

              We use a combination of cash and stock-based incentive compensation for the members of our Board. The Committee seeks to provide compensation to our Non-Executive Directors that is:

  •
  sufficient to attract and retain the highest caliber individuals who meet the established criteria for Board membership;

  •
  reflective of the demands placed on Board and Committee membership by a complex and geographically dispersed, global organization operating in highly competitive and dynamic markets; and

  •
  commensurate with the compensation paid to directors at other firms under broadly similar circumstances.

              Annually, the Committee gathers data from studies that are published by independent non-profit organizations (for example, the National Association of Corporate Directors) and compensation consulting firms (for example, Pearl Meyer & Partners and Frederic W. Cook & Co., Inc.). For comparison purposes, the Committee then uses the studies and data that appear to be most relevant and most closely associated with the Company's own circumstances. The Committee seeks information regarding:

  •
  Board retainers;

  •
  cash versus equity compensation;

  •
  compensation for serving on committees and for chairing committees; and

  •
  equity ownership guidelines and compensation for non-executive chairmen.

Based upon an internal guideline, the Committee then seeks to make any adjustment to the overall compensation program deemed necessary to satisfy the above criteria approximately every other year. In order to determine the compensation of our Chairman of the Board, our Committee meets in executive session, led by the Chairman of our Compensation Committee, without our Chairman of the Board being present.

    Compensation for Our Non-Executive Directors

             Compensation Program.    Effective as of January 1, 2008, under the program that the Nominating and Governance Committee has established, each Non-Executive Director receives:

  •
  an annual retainer of $60,000, paid quarterly;

  •
  $3,000 for attendance at each meeting ($1,000 for telephonic meetings) of the Board;

  •
  $1,500 per meeting ($1,000 for telephonic meetings) for each Committee meeting (and the meeting of any special committee); and

  •
  an annual grant of restricted stock units in an amount equal to $90,000 (with the number of restricted stock units based on the closing price of our Common Stock on the grant date,

    which is the day after the Annual Meeting), to become vested on the fifth anniversary of the date of grant, subject to continued service on the Board.

              In addition, the Chairman of the Audit Committee receives an annual retainer of $20,000, the Chairman of the Compensation Committee receives an annual retainer of $20,000 and the Chairman of the Nominating and Governance Committee receives an annual retainer of $5,000. Each member of the Audit Committee other than the Chairman receives an annual retainer of $5,000. We discuss separately below the compensation we pay to the Chairman of the Board.

              All of the above amounts have been in effect since January 1, 2006, except that effective January 1, 2008, the annual restricted stock grant was increased to $90,000 (from $75,000 previously), and the retainer for serving as the Chairman of the Compensation Committee was increased to $20,000 (from $10,000 previously).

              The Nominating and Governance Committee has determined that there will be no increases to the compensation of our Non-Executive Directors during 2009.

              Upon being elected to the Board for the first time, Non-Executive Directors have previously also received a one-time grant of restricted stock units in an amount equal to $75,000 (with the number of shares based on the closing price of our Common Stock on the grant date, which is the date of the election), to become vested on the fifth anniversary of the date of grant, subject to continued service on the Board. We increased the amount from $50,000 effective January 1, 2006.

              Five-year restricted stock unit awards vest 20% each year. Restricted stock unit awards continue to vest according to their original schedules in the event of the death or disability of a Non-Executive Director. They become fully vested if the Non-Executive Director retires, is not re-nominated or is not re-elected by the shareholders. If a Non-Executive Director resigns or is terminated for cause, he or she forfeits all remaining unvested awards.

              Jones Lang LaSalle reimburses all Directors for reasonable travel, lodging and related expenses incurred in attending meetings.

              Directors who are also officers or employees of Jones Lang LaSalle (currently Colin Dyer, Lauralee E. Martin and Roger T. Staubach) are not paid any Directors' fees.

             Equity Grants Prior to 2006.    Prior to and through 2003, (1) each Non-Executive Director elected to the Board for the first time received upon such election a one-time non-qualified stock option grant to purchase 5,000 shares of Common Stock at fair market value on the date of grant and (2) each Non-Executive Director also received, on the day after each Annual Meeting of Shareholders at which the Non-Executive Director continued in office, an annual non-qualified stock option grant to purchase 5,000 shares. All of the foregoing options have a 10-year term and vest over a 5-year period, with 20% becoming vested on each anniversary of the date of grant. The foregoing grants of options were made automatically under our Stock Award and Incentive Plan.

              In 2004 and 2005, the compensation program provided that (1) upon election to the Board for the first time, each Non-Executive Director would receive a one-time grant of restricted stock units in an amount equal to $50,000 and (2) each Non-Executive Director would also receive, on the day after each Annual Meeting of Shareholders at which the Non-Executive Director continued in office, an annual grant of restricted stock units in an amount equal to $50,000. In each case, the number of restricted stock units was based on the closing price of our Common Stock on the grant date. All such restricted stock units become vested on the fifth anniversary of the grant date.

             Election to Receive Equity in Lieu of Cash.    Prior to and through 2002, a Non-Executive Director could elect to receive, in lieu of the annual cash retainer, an option for a number of shares such that the value of the option was equal to the amount of the annual retainer. The Stock Award and Incentive Plan established the value of these options as being equal to 33% of the exercise price for options issued with respect to 1999 through 2002. For such options, the exercise price was equal to the average closing prices of our Common Stock on the last trading day of each calendar quarter during the year. Such stock options were granted on January 1 of the year following the year in which the retainer was earned, were fully vested upon grant and have 10-year terms.

              Beginning in 2003 and through 2007, we permitted Non-Executive Directors to elect to receive shares of our Common Stock in lieu of any or all of their annual cash retainer, on a quarterly basis, based on the closing price of our Common Stock on the last trading day of each quarter. In addition, we permitted the Non-Executive Directors to elect to defer receipt of such shares for specified periods and, consistent with our Stock Ownership Program described below, the Company increased the initial value of any shares so deferred by a so-called "uplift" of 25% (reduced to 20% for 2007).

              Effective January 2008, we also are permitting Non-Executive Directors to elect to receive and defer shares of our Common Stock in lieu of any or all of their cash meeting fees, on a quarterly basis, based on the closing price of our Common Stock on the last trading day of each immediately preceding quarter. However, we are no longer increasing the value of any shares so deferred (whether in lieu of cash retainers or meeting fees) by an uplift.

             Election to Participate in the Deferred Compensation Plan.    Effective for compensation paid on and after January 1, 2004, we established a Deferred Compensation Plan for our employees in the United States who are at our National Director level and above and also for Non-Executive Directors who are subject to United States income tax. The Deferred Compensation Plan is a non-qualified deferred compensation program under which the eligible members of our Board may voluntarily elect to defer up to 100% of their cash retainers, meeting fees and restricted stock units that vest. Elections are made on an annual basis and in compliance with Section 409A of the United States Internal Revenue Code. Each of Ms. Penrose, Mr. Hartley-Leonard and Mr. Theobald has previously deferred certain portions of his or her Director's fees into the Deferred Compensation Plan.

              The amounts of any compensation deferred under the Plan remain an asset of the Company and constitute an unsecured obligation of the Company to pay the participants in the future and, as such, are subject to the claims of other creditors in the event of the Company's insolvency. Gains and losses on deferred amounts are credited based on the performance of a hypothetical investment in a variety of mutual fund investment choices selected by the participants. A participant's account may or may not appreciate depending upon the performance of the hypothetical investment selections the participants make. Participants must elect certain future distribution dates on which all or a portion of their accounts will be paid to them in cash, including in the case of a change in control of the Company. The Company does not make any contributions to the Plan beyond the amounts of compensation that participants themselves elect to contribute.

    Compensation for Our Chairman of the Board

              As a Non-Executive Director who was elected to the position of Chairman of the Board effective January 1, 2005, Ms. Penrose receives an annual retainer in addition to the foregoing amounts in consideration of undertaking the responsibilities and time commitments associated with that position as the Board has established it. The Chairman's annual retainer for 2005, which was the first year of the two-year term to which she was originally elected, was $100,000. Beginning on January 1, 2006, the Chairman's annual retainer was increased to $120,000. In addition, at the time of her election in 2005, Ms. Penrose received a one-time grant of 1,000 restricted stock units, which vested January 1, 2007.

              In May 2008 the Board extended the term of Ms. Penrose's appointment to the date of the 2009 Annual Meeting of Shareholders, at which time the Board will re-evaluate whether to further extend her appointment. When she was reappointed as Chairman in May 2008, Ms. Penrose was granted an additional 363 shares of restricted stock units, having a fair market value on the grant date of $25,000, all of which will vest on May 29, 2009.

              Ms. Penrose is permitted to apply her Chairman's retainer to the programs described above with respect to electing to receive shares in lieu of cash or to deferring amounts under the Deferred Compensation Plan.

Non-Executive Director Compensation for 2008

              The following table provides information about the compensation we paid to our Non-Executive Directors in respect of their services during 2008:

Name	Fees Earned or Paid in Cash (3)	Stock Awards (4)	Option Awards (5)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation (6)	Total
Henri-Claude de Bettignies	$31,000	$118,961	$794	—	—	$3,841	$154,596
Darryl Hartley-Leonard	$101,000	$58,954	$794	—	—	$3,841	$164,589
Sir Derek Higgs (1)	$27,500	$159,300	$794	—	—	$3,515	$191,109
DeAnne Julius (2)	$13,174	$1,783	—	—	—	—	$14,957
Alain Monié	$29,000	$109,291	—	—	—	$2,286	$140,577
Sheila A. Penrose	$46,000	$203,302	$794	—	—	$3,932	$254,028
David B. Rickard	—	$133,807	—	—	—	$800	$134,607
Thomas C. Theobald	$34,000	$138,944	$794	—	—	$3,841	$177,579

(1)
Sir Derek Higgs died suddenly on April 28, 2008. Under the terms of the award agreements relating to previous grants of options and restricted stock units, his outstanding options and unvested restricted stock units will continue to exist and vest according to their previous terms for the benefit of his estate. For accounting purposes, we accelerated and recognized all remaining compensation expense in 2008.

(2)
DeAnne Julius was elected to the Board of Directors effective November 17, 2008.

(3)
The amounts in this column reflect the aggregate cash fees that we paid to each director in respect of the retainer for Board membership, all Chairman and Committee retainers to the extent applicable and all meeting fees. If a Director elected to receive a portion of his or her cash payments in deferred shares instead, those amounts are reflected under the "Stock Awards" column.

(4)
The stock awards in this column reflect (i) the annual retainer of $90,000 in restricted stock units granted to each Director and (ii) the election of each Director to receive all or a portion of his or her cash payments in deferred shares instead, as we describe above.

The amounts we report in this column are those we recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with SFAS No. 123(R) and therefore include amounts from awards granted prior to 2008 (other than for Dr. Julius, who was first elected to the Board during 2008). The amounts have been determined based on the assumptions set forth in footnote 6 to the Company's Consolidated Financial Statements for the year ended December 31, 2008, included in the Company's Annual Report on Form 10-K. The grant date fair values of the stock awards we made to our Non-Executive Directors during 2008, computed in accordance with SFAS No. 123(R), were as follows:

Name	Grant Date Fair Value of Stock Awards
Henri-Claude de Bettignies	$149,977
Darryl Hartley-Leonard	$89,970
DeAnne Julius	$75,012
Alain Monié	$149,977
Sheila A. Penrose	$244,982
David B. Rickard	$198,960
Thomas C. Theobald	$169,960
(5)
The amounts we report in this column are those we recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with SFAS No. 123(R) in connection with stock options that were granted to our Directors in previous years. The amounts have been determined based on the assumptions set forth in footnote 6 to the Company's Consolidated Financial Statements for the year ended December 31, 2008, included in the Company's Annual Report on Form 10-K. We have not granted any new options to Directors since 2003.

(6)
In each of June and December of 2008, at the same time that the Company paid semi-annual cash dividends of $0.50 per share and $0.25 per share of its outstanding common stock, respectively, the Company also paid dividend equivalents of the same amounts on each outstanding restricted stock unit. The amounts shown in this column reflect the dividend equivalents that we paid on restricted stock units held by each of the Directors. The amounts also include dividends paid on shares that the Directors had received and deferred in lieu of cash, as we describe above, all of which dividends were reinvested in additional deferred shares.

We do not provide perquisites to our Non-Executive Directors.

Non-Executive Director Stock Ownership

              Non-Executive Directors are subject to a stock ownership guideline whereby we expect that, at a minimum, by the third anniversary of his or her first election to the Board, each director shall have acquired, and for as long as he or she remains a member of the Board will maintain ownership of, at least the lesser of (1) 5,000 shares of the Company's Common Stock or (2) shares of the Company's Common Stock worth $300,000 based on the then most recent closing price thereof. All shares of unvested restricted stock that have been granted to a Director, or which a Director has elected to take in lieu of cash compensation or has deferred under any deferred compensation plan, count toward each of the indicated minimum number of shares and dollar value. The net value of "in-the-money" options count toward the indicated minimum dollar value.

              As of March 20, 2009, when the price per share of our Common Stock at the close of trading on the NYSE was $19.83, our Non-Executive Directors had the following ownership interests in shares of our Common Stock:

Name	Shares Directly Owned (#) (3)	Restricted Stock Units (#)	Stock Options (#)	Total (#)	Value at 3/20/09 (4)
Henri-Claude de Bettignies	9,587	5,992	6,000	21,579	$327,362
Darryl Hartley-Leonard	11,597	5,992	6,000	23,589	$367,220
DeAnne Julius (1)	0	3,325	0	3,325	$65,935
Alain Monié (2)	3,713	3,918	0	7,631	$151,323
Sheila A. Penrose	35,451	6,355	3,000	44,806	$829,013
David B. Rickard (1)	3,052	1,937	0	4,989	$98,932
Thomas C. Theobald (2)	38,360	5,992	3,000	47,352	$887,400

(1)
Dr. Julius and Mr. Rickard have not yet reached the third anniversaries of their respective first elections to the Board.

(2)
In addition to the equity ownership disclosed in this table, Messrs. Monié and Theobald have made certain personal investments in investment vehicles offered by the Company or one of its affiliates, as we describe more particularly below under "Certain Relationships and Related Transactions." Such investments were made on the same terms and conditions as offered to other investors.

(3)
Include shares the Director has elected to take in lieu of cash and receipt of which has been deferred.

(4)
All stock options in the table have vested and are exercisable. Stock option values reflect the total value of such vested options based on the difference between $19.83 per share and the strike price of the individual underlying options.

Attendance by Members of the Board of Directors at the Annual Meeting of Shareholders

              We strongly encourage each member of our Board of Directors to attend each Annual Meeting of Shareholders. All of the members of our Board of Directors at the time attended our previous Annual Meeting of Shareholders held on May 29, 2008, except that Ms. Martin was unable to attend as she was required to be out of town at a business meeting on behalf of the Company.

Communicating with Our Board of Directors

              Shareholders and interested parties may communicate directly with our Board of Directors. If you wish to do so, please send an e-mail to boardofdirectors@am.jll.com, which our Corporate Secretary will forward to all Directors. If you wish to communicate only with our Non-Executive Directors, or specifically with any Director individually (including our Chairman of the Board, who serves as the Lead Independent Director, or the Chairman of any of our Committees), please so note on your e-mail. Alternatively, you may send a communication by mail to any or all of our Directors, or specifically to any or all of our Non-Executive Directors, care of our Corporate Secretary at the address of our principal executive office set forth above, and our Corporate Secretary will forward it unopened to the intended recipient(s).

PROPOSAL 1

ELECTION OF NINE DIRECTORS

              As our Board became fully declassified at the 2008 Annual Meeting, each of our Directors is now elected for a one-year term.

              Henri-Claude de Bettignies, who served on our Board for ten years, has decided to retire from his position and will not stand for re-election at this year's Annual Meeting. Alain Monié has also decided not to stand for re-election at this year's Annual Meeting so that he can devote more time to his other business activities.

              Our Nominating and Governance Committee has nominated all of the other current members of the Board of Directors to stand for re-election at this year's Annual Meeting.

              In addition, the Committee has nominated Ming Lu to stand for election at this year's Annual Meeting for the first time.

              Accordingly, the Board recommends you vote FOR the election of each of the nine nominees listed below:

Colin Dyer
Darryl Hartley-Leonard
DeAnne Julius
Ming Lu
Lauralee E. Martin
Sheila A. Penrose
David B. Rickard
Roger T. Staubach
Thomas C. Theobald

              We provide biographical information for each of the nominees below under the caption "Directors and Corporate Officers." If re-elected, these Directors will serve one-year terms until Jones Lang LaSalle's Annual Meeting of Shareholders in 2010 and until their successors are elected and qualify, or until their earlier death, resignation, retirement, disqualification or removal.

              At the Annual Meeting, we will vote each valid proxy returned to Jones Lang LaSalle for the nine nominees listed above unless the proxy specifies otherwise. Proxies may not be voted for more than nine nominees for Director. While the Board does not anticipate that any of the nominees will be unable to stand for election as a Director at the 2009 Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons as our Board may designate.

DIRECTORS AND CORPORATE OFFICERS

              The following biographical summaries provide information about each of (1) the five current Non-Executive Directors who are standing for re-election at the 2009 Annual Meeting, (2) a nominee standing for election for the first time at the 2009 Annual Meeting, (3) our three Directors who are also Corporate Officers, all of whom are standing for re-election at the 2009 Annual Meeting, and (4) those additional Corporate Officers who we designate as such for SEC reporting purposes under Section 16 of the Securities Exchange Act of 1934.

Current Non-Executive Directors Nominated for Re-Election
(All are nominees for re-election to the Board at the 2009 Annual Meeting)

             Darryl Hartley-Leonard.    Mr. Hartley-Leonard, 63, has been a Director of Jones Lang LaSalle since July 1997. He is a nominee standing for re-election to our Board at the 2009 Annual Meeting. Mr. Hartley-Leonard was Chairman and Chief Executive Officer of PGI, Inc., an event and communication agency, from January 1998 until July 2005. He served as Chairman of the Board of Hyatt Hotels Corporation, an international owner and manager of hotels, from 1994 to 1996. From 1986 to 1994, he served as Chief Executive Officer and Chief Operating Officer of Hyatt. Mr. Hartley-Leonard retired from Hyatt in 1996 after a 32-year career with that organization. Mr. Hartley-Leonard also serves on the board of directors of LaSalle Hotel Properties, a real estate investment trust. Mr. Hartley-Leonard holds a B.A. from Blackpool Lancashire College of Lancaster University and an honorary doctorate of business administration from Johnson and Wales University.

             DeAnne Julius.    Dr. Julius, 60, has been a Director of Jones Lang LaSalle since November 2008. She is a nominee standing for re-election to our Board at the 2009 Annual Meeting. Dr. Julius has been the Chairman of the Royal Institute of International Affairs, also known as Chatham House, since 2003. Founded in 1920 and based in London, Chatham House is a world-leading source of independent analysis, informed debate and influential ideas on how to build a prosperous and secure world. From 1997 to 2001, Dr. Julius served as a founding member of the Monetary Policy Committee of the Bank of England. Prior to that, she held a number of positions in the private sector, including Chief Economist at each of British Airways PLC and Royal Dutch Shell PLC, and was Chairman of the British Airways Pension Investment Management. She has also served as a senior economic advisor at the World Bank and a consultant to the International Monetary Fund. Dr. Julius currently serves as a non-executive member of the board of directors at BP PLC, one of the world's largest energy companies, and at Roche Holding AG, the global healthcare and pharmaceutical firm. Dr. Julius has a B.S. in Economics from Iowa State University and a Ph.D in Economics from the University of California.

             Sheila A. Penrose.    Ms. Penrose, 63, has been a Director of Jones Lang LaSalle since May 2002 and was elected Chairman of the Board effective January 1, 2005. She is a nominee standing for re-election to our Board at the 2009 Annual Meeting. Ms. Penrose served as an Executive Advisor to The Boston Consulting Group from January 2001 to December 2007. In September 2000, Ms. Penrose retired from Northern Trust Corporation, a bank holding company and a global provider of personal and institutional financial services, after more than 23 years of service. While at Northern Trust, Ms. Penrose served as President of Corporate and Institutional Services and as a member of the Management Committee. Ms. Penrose is a member of the board of directors of McDonald's Corporation, the world's leading foodservice retailer, and Datacard Group, a supplier of systems for card programs and identity solutions. Ms. Penrose received a Bachelors degree from the University of

Birmingham in England and a Masters degree from the London School of Economics. She also attended the Executive Program of the Stanford Graduate School of Business.

             David B. Rickard.    Mr. Rickard, 62, has been a Director of Jones Lang LaSalle since July 2007. He is a nominee standing for re-election to our Board at the 2009 Annual Meeting. Since 1999, Mr. Rickard has been the Executive Vice President, Chief Financial Officer and Chief Administrative Officer of CVS Caremark Corporation, the leading provider of prescriptions and related healthcare services in the United States and the operator of over 6,000 CVS pharmacy stores. Prior to joining CVS Caremark, Mr. Rickard was the Senior Vice President and Chief Financial Officer for RJR Nabisco Holdings Corporation. He is currently a member of the Board of Directors, and Chairman of the Audit Committee, of Harris Corporation, an international communications and information technology company. Mr. Rickard has a B.A. from Cornell University and an M.B.A. from Harvard Business School.

             Thomas C. Theobald.    Mr. Theobald, 71, has been a Director of Jones Lang LaSalle since July 1997. He is a nominee standing for re-election to our Board at the 2009 Annual Meeting. Mr. Theobald has served as a Partner and Senior Advisor of Chicago Growth Partners LLC since September 2004. He previously served as a Managing Director at William Blair Capital Partners from September 1994 to September 2004. From July 1987 to August 1994, Mr. Theobald was Chairman and Chief Executive Officer of Continental Bank Corporation. He currently is Chairman of the board of directors of Columbia Funds, a mutual fund complex, and serves on the boards of directors of Ambac Financial Group, Inc., a guarantor of public finance and structured finance obligations, Anixter International, a supplier of electrical apparatus and equipment, and Ventas Inc., a health-care real estate investment trust. Mr. Theobald holds an A.B. from the College of the Holy Cross and an M.B.A. from Harvard Business School.

First-Time Nominee for Election as a Non-Executive Director
(A nominee for election to the Board for the first time at the 2009 Annual Meeting)

             Ming Lu.    Mr. Lu, 50, is a nominee standing for election to our Board for the first time at the 2009 Annual Meeting. Mr. Lu joined KKR Asia Limited in 2006 and since 2007 he has been a Partner with KKR & Co., L.P., a leading global alternative asset manager sponsoring and managing funds that make investments in private equity, fixed income and other assets in North America, Europe, Asia and the Middle East. In connection with his KKR position, Mr. Lu is a member of the board of directors of each of BIS Industrial Limited, a provider of logistics and materials handling services to the mining and metals industry in Australia, MMI Group, a precision engineering company based in Singapore that provides components to the hard disc, oil and gas and aerospace industries, and Unisteel Technology Limited, a Singapore-based provider of precision fastening, stamping, optics and surface treatment technologies. Prior to joining KKR, Mr. Lu was a Partner at CCMP Capital Asia Pte Ltd (formerly JP Morgan Partners Asia Pte Ltd), a leading private equity fund focusing on investments in Asia, from 1999 to 2006. Prior to that, he held senior positions at Lucas Varity, a leading global automotive component supplier, Kraft Foods International, Inc., and CITIC, the largest direct investment firm in China. Mr. Lu received a B.A. in economics from Wuhan University of Hydro-Electrical Engineering in China and an M.B.A. from the University of Leuven in Belgium.

Directors Who Are Also Corporate Officers
(All are nominees for re-election to the Board at the 2009 Annual Meeting)

             Colin Dyer.    Mr. Dyer, 56, has been the President and Chief Executive Officer, and a Director, of Jones Lang LaSalle since August 2004. He is a nominee standing for re-election to our Board at the 2009 Annual Meeting. Mr. Dyer is currently the Chairman of our Global Executive Committee. From September 2000 to August 2004, he was the founding Chief Executive Officer of the WorldWide Retail Exchange, an internet-based business-to-business exchange whose members include more than 40 of the world's leading retailers and manufacturers. From 1996 until September 2000, Mr. Dyer was Chief Executive Officer of Courtaulds Textiles plc, an international clothing and fabric company, having served in various management positions with that firm since 1982. From 1978 until 1982, he was a client manager at McKinsey & Company, an international consulting firm. Mr. Dyer holds a BSc degree from Imperial College in London and an M.B.A. from INSEAD in Fontainebleau, France.

             Lauralee E. Martin.    Ms. Martin, 58, is Executive Vice President and Chief Operating and Financial Officer of Jones Lang LaSalle. She has been our Chief Financial Officer since joining the Company in January 2002 and she was appointed to the additional position of Chief Operating Officer in January 2005. In October 2005, she was elected a member of our Board of Directors. She is a nominee standing for re-election to our Board at the 2009 Annual Meeting. Ms. Martin is currently a member of our Global Executive Committee. She served as Executive Vice President and Chief Financial Officer of Heller Financial, Inc., a commercial finance company, from May 1996 to November 2001. Ms. Martin had previously held the positions of Senior Group President, responsible for Heller Financial's Real Estate, Equipment Financing, and Small Business Lending groups, and President of its Real Estate group. She was a member of the board of directors of Heller Financial from May 1991 to July 1998. Ms. Martin is a member of the board of directors of each of KeyCorp, a bank holding company, and HCP, Inc., a real estate investment trust focusing on properties serving the healthcare industry. Prior to joining Heller Financial in 1986, Ms. Martin held certain senior management positions with General Electric Credit Corporation. She received a B.A. from Oregon State University and an M.B.A. from the University of Connecticut.

             Roger T. Staubach.    Mr. Staubach, 67, has been the Executive Chairman, Americas, and a Director, of Jones Lang LaSalle since July 2008. He is a nominee standing for re-election to our Board at the 2009 Annual Meeting. Mr. Staubach founded The Staubach Company in 1977 and served as its Chairman and Chief Executive Officer until June 2007, when he became its Executive Chairman. The leading real estate services firm specializing in tenant representation in the United States, The Staubach Company merged with Jones Lang LaSalle in July 2008. A 1965 graduate of the United States Naval Academy with a B.S. degree in Engineering, Mr. Staubach served for four years as a Navy officer. He then joined the Dallas Cowboys professional football team, from which he retired in March 1980. Mr. Staubach is a member of the board of directors of AMR Corporation, the parent company of American Airlines, and Cinemark Holdings, Inc., the third largest movie exhibitor in the United States, and is also the Chairman of the Host Committee for Super Bowl XLV, which will be held in North Texas in 2011. He has received numerous honors for his leadership in business, civic, philanthropic and athletic activities, including the 2006 Congressional Medal of Honor "Patriot Award" and the 2007 Horatio Alger Award. He has also been inducted into the Texas Business Hall of Fame and named a "Distinguished Graduate" by the United States Naval Academy.

Additional Corporate Officers
(In addition to Colin Dyer and Lauralee E. Martin, the following individuals have been designated as Officers for purposes of reporting under Section 16 of the
Securities Exchange Act of 1934)

             Peter A. Barge.    Mr. Barge, 58, has been the Chairman of our Asia Pacific operating segment since January 2009. He was the Chief Executive Officer of our Asia Pacific operating segment since January 2003. He is currently a member of our Global Executive Committee. Since December 2002, he has also served as Chairman of Jones Lang LaSalle Hotels. He was Chief Executive Officer of Jones Lang LaSalle Hotels from March 1999 to December 2002 and Chief Executive Officer of our Corporate Solutions business in the Americas from January 2001 through December 2002. Previously, Mr. Barge was Chief Executive Officer of JLW TransAct, the hotel business of Jones Lang Wootton. Mr. Barge had also held various positions with that company, which was known as TransAct Hotel & Tourism Property Limited before it was acquired by Jones Lang Wootton. Before that, Mr. Barge served as "Lecturer in Charge" of all hotel and tourism programs at Australia's pre-eminent school of Food and Hotel Administration in Adelaide, South Australia, and worked in hotel management and tourism consulting.

             Charles J. Doyle.    Dr. Doyle, 49, has been the Chief Marketing and Communications Officer of the Company since September 2007. From January 2005 until he joined Jones Lang LaSalle, he was the Global Head of Business Development and Marketing with Clifford Chance, an international law firm. From February 1997 to January 2005, he held a range of senior marketing and communications positions, the last of which was as the global marketing and communications director for the largest business division of Accenture, a business consulting, technology and outsourcing firm. He also previously held senior marketing and business development positions with British Telecom, a telecommunications firm, Fujitsu, a technology and information firm, and the UK's nuclear research agency (UKAEA). Dr. Doyle graduated from Glasgow University where he received a master's degree in History and English and a doctorate in Modern History from Oxford University.

             Mark K. Engel.    Mr. Engel, 36, has been the Global Controller of Jones Lang LaSalle since August 2008. From April 2007 to August 2008, he served as our Assistant Global Controller and from November 2004 through March 2007 he was our Director of External Financial Reporting. Prior to that, Mr. Engel served as Controller of the Principal Investments Management business of JPMorgan Chase & Co., Vice President of Accounting Policy at Bank One Corporation and also held various positions within the audit practice of Deloitte & Touche. Mr. Engel received a B.B.A. in Accountancy from the University of Notre Dame.

             Alastair Hughes.    Mr. Hughes, 43, has been Chief Executive Officer for our Asia Pacific operating segment since January 2009. He is currently a member of our Global Executive Committee. He was previously the Chief Executive Officer for our Europe, Middle East and Africa operating segment since November 2005. From 2000 to 2005, Mr. Hughes was the Managing Director of our English business. He joined Jones Lang Wootton, one of the predecessor entities to Jones Lang LaSalle, in September 1988 and held positions of increasing responsibilities within our Management Services, Fund Management and Capital Markets businesses. Mr. Hughes graduated in Economics from Heriot Watt University in Edinburgh and has a Diploma in Land Economy from Aberdeen University. He is also a member of the Royal Institute of Chartered Surveyors.

             Jeff A. Jacobson.    Mr. Jacobson, 47, has been Chief Executive Officer of LaSalle Investment Management, Jones Lang LaSalle's investment management business, since January 2007. He is currently a member of our Global Executive Committee. From 2000 through 2006, he was Regional Chief Executive Officer of LaSalle Investment Management's European operations. From 1998 to 2000, Mr. Jacobson was a Managing Director of Security Capital Group Incorporated. During the period between 1986 and 1998, he served in positions of increasing responsibilities with LaSalle Partners, one of the predecessor corporations to Jones Lang LaSalle. Mr. Jacobson graduated from Stanford University, where he received an A.B. in Economics and an A.M. from Stanford's Food Research Institute.

             Mark J. Ohringer.    Mr. Ohringer, 50, has been Executive Vice President, Global General Counsel and Corporate Secretary of Jones Lang LaSalle since April 2003. From April 2002 through March 2003, he served as Senior Vice President, General Counsel and Secretary of Kemper Insurance Group, Inc., an insurance holding company. Prior to that, Mr. Ohringer served as General Counsel and Secretary of Heller Financial, Inc., a commercial finance company, since September 2000. He previously served as Chief Corporate Counsel and Deputy General Counsel of Heller Financial from March 1999 to September 2000, Associate General Counsel from March 1996 to March 1999, and Senior Counsel from December 1993 to February 1996. Prior to joining Heller Financial, Mr. Ohringer was a Partner at the law firm of Winston & Strawn. Mr. Ohringer has a B.A. in Economics from Yale University and a J.D. from Stanford Law School.

             Nazneen Razi.    Ms. Razi, 56, has been Executive Vice President and Chief Human Resources Officer of the Company since February 2004. From November 2000 to January 2004, Ms. Razi was Executive Vice President, Chief Administrative Officer of Comdisco, a provider of technology services, where she had responsibility for human resources worldwide. Comdisco filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in July 2001 and emerged from bankruptcy under a confirmed plan of reorganization in August 2002. Prior to Comdisco, Ms. Razi held various positions within CNA Insurance Companies, including senior vice president and senior human resources officer for CNA Risk Management. Ms. Razi holds bachelor degrees in political science, history and English literature from St. Francis College, India, a masters degree in English literature from Osmania University, India, and an M.B.A. in operational management and organizational behavior and a Ph.D. in Organizational Development from Benedictine University, Illinois.

             Peter C. Roberts.    Mr. Roberts, 48, has been the Chief Executive Officer of our Americas operating segment since January 2003. He served as a member of the Jones Lang LaSalle Board of Directors from December 2001 until May 2004. Mr. Roberts is currently a member of our Global Executive Committee. He was the Chief Operating Officer of Jones Lang LaSalle from January 2002 through December 2002 and he served as Chief Financial Officer from January 2001 through December 2001. Prior to that he served as Managing Director of Jones Lang LaSalle's Tenant Representation Group in North America since December 1996 and then in March 1999 also became that group's Co-President. Mr. Roberts joined our Tenant Representation Group in June 1993 as Vice President and thereafter held the positions of Senior Vice President, Executive Vice President and then Managing Director. He joined Jones Lang LaSalle in 1986. Prior to that, Mr. Roberts worked within the Aerospace and Defense Contractor Group at Morgan Guaranty Trust Company of New York. Mr. Roberts is a member of the board of directors of Corus Bankshares, Inc., a commercial banking institution. He received an A.B. degree from Dartmouth College and an M.B.A. from Harvard Business School.

             Christian Ulbrich.    Mr. Ulbrich, 42, has been the Chief Executive Officer for our Europe, Middle East and Africa operating segment since January 1, 2009. He is currently a member of our Global Executive Committee. From April 2005 through December 2008, he was the Chief Executive Officer of Jones Lang LaSalle's German business and member of the Board for our EMEA region. Prior to that, Mr. Ulbrich was the Chief Executive Officer of the HIH group of companies headquartered in Hamburg, Germany and part of M.M. Warburg Bank. For the ten years prior to that, he held various positions within German and international banks. Mr. Ulbrich has a Diplom Kaufmann degree in Business Administration from the University of Hamburg.

EXECUTIVE COMPENSATION

              In this section we provide our shareholders with the material information necessary to understand our compensation policies. We also explain the decisions we made regarding the 2008 compensation of our Named Executive Officers. They are the six executives who comprised our Global Executive Committee (GEC) for all of 2008:

  •
  Colin Dyer, our President and Chief Executive Officer;
  •
  Lauralee E. Martin, our Chief Operating and Financial Officer; and
  •
  The Chief Executive Officers for our four principal business segments during 2008:
  •
  Peter A. Barge, Asia Pacific, who is also the Chairman of our Jones Lang LaSalle Hotels business;
  •
  Alastair Hughes, Europe, Middle East and Africa (EMEA);
  •
  Jeff A. Jacobson, LaSalle Investment Management (LIM); and
  •
  Peter C. Roberts, Americas.

              We previously announced that Mr. Barge retired from his position as Chief Executive Officer, Asia Pacific, effective December 31, 2008. Effective January 1, 2009:

  •
  Mr. Barge became Chairman of our Asia Pacific business and remains Chairman of Jones Lang LaSalle Hotels and also a member of the GEC;
  •
  Mr. Hughes became the Chief Executive Officer of Asia Pacific and remains on the GEC; and
  •
  Christian Ulbrich, who had previously been the Managing Director for our business in Germany, became the Chief Executive Officer of EMEA and joined the GEC.

              We expect that Mr. Ulbrich will be considered a Named Executive Officer for 2009 and that his compensation for 2009, the structure of which is similar to that of the other Named Executive Officers, will be disclosed in the Proxy Statement for the 2010 Annual Meeting.

              This section consists of:

  •
  Our Compensation Discussion and Analysis, which explains how and why we paid our Named Executive Officers for their efforts in 2008; and
  •
  Compensation Tables, which present the specific amounts and types of compensation we paid to our Named Executive Officers in respect of 2008 and compares them to 2007 and 2006.

Compensation Discussion and Analysis

Oversight of Executive Compensation Programs

             Role of the Compensation Committee.    Our Compensation Committee oversees the Company's executive compensation programs. It consists entirely of independent Directors. Among its responsibilities, the Committee reviews and annually approves the compensation we pay to all of our Named Executive Officers.

              The Committee recognizes the importance of developing and maintaining sound principles and practices to govern the Company's executive compensation program. The Committee seeks to ensure that the Company maintains a strong link between executive pay and each of (1) corporate performance and (2) performance of stock price. To carry out its responsibilities, the Committee:

  •
  Retains, and regularly consults, an independent compensation consultant to advise on executive compensation design, structure and market competitiveness.
  •
  Reviews peer group company and market compensation data in order to (1) compare our executive compensation to what other similarly situated companies pay and (2) determine how they use compensation to attract, motivate, and retain executive talent.
  •
  Reviews detailed compensation tally sheets for the Named Executive Officers to determine the amounts that each of them would receive or forfeit under different termination scenarios. The tally sheets include:
  •
  current cash compensation;
  •
  deferred compensation;
  •
  outstanding equity awards;
  •
  benefits; and
  •
  potential severance payments.
  •
  Promotes the transparency of compensation policy and corresponding results.
  •
  Through a disciplined goal-setting process, establishes a strong link between executive compensation and shareholder value. This process establishes specific performance goals that primarily relate to:
  •
  earnings; and
  •
  long term growth.

             Internal Compensation Resources and Use of Independent Compensation Consultants.    The Company's Global Human Resources Department helps prepare the information the Committee needs to carry out its oversight responsibilities. The Company uses internal compensation expertise and data available from professional compensation consulting firms to:

  •
  compile comparative market compensation data; and
  •
  present individual compensation modeling.

              In addition, the Committee has continued to retain Sibson Consulting as an independent outside compensation consultant to the Committee. The Committee determines the scope of Sibson's services. Sibson advises the Committee on matters related to the compensation of the Named Executive Officers. Sibson does not advise management of the Company and receives no compensation from the Company other than in connection with its consulting work for the Committee.

             Non-Executive Directors Who Are Not Committee Members.    In order to get the benefit of their additional perspectives, we invite Non-Executive Directors who are not members of the Compensation Committee to attend all deliberations regarding executive compensation and we give them access to all of the Committee's materials and information.

Executive Compensation Philosophy and Guiding Principles

             Objectives of Our Compensation Program.    We have designed our executive compensation system primarily to (1) attract and retain talented individuals and then (2) motivate them financially to:

  •
  maximize the Company's current-year financial performance; and
  •
  generate growth in revenue and profits on a long term basis.

              We also seek to provide personal financial incentives that will result in the best possible alignment of the interests of our executives, including our Named Executive Officers, with those of our shareholders. Accordingly, we seek to structure our programs so that the most significant portion of the total compensation opportunity for our Named Executive Officers will be directly related to:

  •
  annual net income performance;
  •
  long term stock performance; and
  •
  other strategic objectives we believe will most directly grow shareholder value.

              We structure the amount of the compensation opportunity to (1) increase with the achievement of correspondingly greater stretch performance goals and (2) decrease in the event the Company's financial or other operating objectives are not met.

             Comment on the Structure of our Compensation Program in Light of the Global Financial Crisis.    The global credit contraction and economic recession made 2008 an extraordinarily difficult year for virtually all business organizations, including our Company, and 2009 will likely be even more challenging. Accordingly, we have considered whether the structure of the Company's compensation program continues to best serve the interests of shareholders in an operating environment that has changed materially from the prior five-year period.

              We believe that our program still provides the right balance between the short and long term performance goals that will best motivate our senior management to lead the Company and focus its people on the disciplines necessary to navigate the downturn and emerge an even stronger competitor with a larger market share. These include:

  •
  expense management that aligns costs with revenue opportunities without degrading client service or satisfaction;
  •
  identifying and taking advantage of the opportunities that will arise out of the severe market dislocations;
  •
  talent management;
  •
  innovation; and
  •
  protection of the franchise and its reputation for excellent client service and integrity.

              Our program resulted in materially lower compensation to the GEC members for 2008 compared to 2007, which is consistent with the Company's significantly reduced earnings. However, we believe it also has provided important incentives for them to remain with the Company and to promote the strategic objectives that the Board and they view as most important during these unusually challenging times.

             What We Design Our Compensation Programs to Reward.    We intend our executive compensation program to reflect and support our Company's strong performance orientation, in both good times and bad. Consistent with this philosophy, we deliver a significant portion of the annual and long term compensation of each of our Named Executive Officers based on performance measures that we believe will most closely correlate to shareholder value. We further manage our rewards by (1) delivering a significant portion of total compensation through annual incentives, (2) requiring that a portion of each annual incentive automatically be converted to restricted stock units priced at fair market value upon award and (3) requiring different lengths of vesting periods on all equity and certain cash components so that a strong retention incentive exists at any time.

              To accomplish this, we establish goals that will financially motivate our Named Executive Officers to:

  •
  Grow profitable revenues, both organically and through strategic acquisitions;
  •
  Lead the business to seek "stretch" financial performance, including aggressive expense management when confronting contracting markets;
  •
  Position the Company competitively and grow market share in desired markets by:
  •
  strengthening, expanding and protecting existing client relationships;
  •
  securing new client relationships;
  •
  expanding service capabilities through hiring and appropriate acquisitions;
  •
  cross-selling among different service lines; and
  •
  innovating and developing new services;
  •
  Engage in strategic planning;
  •
  Develop and retain a talented and engaged workforce;
  •
  Protect and strengthen the overall franchise;
  •
  Promote teamwork and collaboration;
  •
  Promote cultural, ethnic and gender diversity at all levels of the business;
  •
  Conduct business ethically and with integrity; and
  •
  Promote proper corporate governance, development and propagation of best practices and overall enterprise risk mitigation.

              We intentionally keep our cash incentive and stock ownership delivery systems flexible since we seek to give certain of the above elements higher or lower emphasis on an individual basis. We do this so that we can motivate specific results from each individual position that will help drive the overall goals the Company is emphasizing in a given year. Based on our annual strategic planning, the Company's overall goals can and do change from one year to the next. We therefore want to be able to use our compensation system to effectively and promptly provide the strongest possible incentives to achieve those goals.

              Our 2008 was a good example of the importance of flexibility as our management team had to change the focus of its efforts from operating in the strong markets of previous years to determining how best to react to quickly deteriorating markets and to position the Company to emerge from the global recession in a financially healthy and even stronger competitive position.

             The Elements of Our Executive Compensation Program.    Historically, we have compensated our Named Executive Officers, as well as our other managers and professionals, primarily through a combination of three separate but inter-related components:

  •
  A cash base salary;
  •
  A performance-based annual incentive that we commonly refer to as an "annual bonus;" and
  •
  Long term incentives linked to growth hurdles, typically delivered through restricted stock unit grants that vest over multi-year periods.

              In 2007, we implemented two important changes in the specific elements we use to compensate our Named Executive Officers:

  •
  We introduced a new long term incentive program that we call the GEC Long Term Incentive Compensation Program (GEC LTIP). The GEC LTIP links a portion of our total incentive compensation to the achievement of a stated internal goal to double our annual net income by the end of 2010 from what it was in 2006. (The only Named Executive Officer who does not participate in this is Jeff Jacobson, since he participates in a separate long term program specifically linked to the performance of LaSalle Investment Management.)
  •
  We increased the proportion of total compensation that we deliver in the form of unvested restricted stock units. We did this for two reasons, first to provide a stronger alignment to longer-term growth in the stock price and second to increase retention incentives.

              We deliver all of our performance incentives, whether in cash or restricted stock, under the provisions of our Stock Award and Incentive Plan (the Stock Incentive Plan), which our shareholders have previously approved and the Committee administers.

             Comparing Our Executive Compensation Program to Other Companies.    We develop the total compensation opportunities for each Named Executive Officer relative to our own historical corporate performance and future objectives. We do not believe it is appropriate to establish compensation opportunities based primarily on benchmarking relative to compensation at other companies. Therefore, we do not rigidly set our compensation levels based on specified percentiles of benchmark data.

              However, we also recognize that our compensation practices must be competitive within the broader markets where we compete. As we strive to remain the leading integrated global real estate services and money management firm, it is critical that we attract, retain and motivate executives who are among the most talented in our industry and who will be best able to deliver on the commitments we make to our clients and shareholders.

              Each year the Committee compares our compensation program to those of other companies that:

  •
  we consider our direct competitors;
  •
  operate within the broader commercial real estate business, including real estate investment trusts; or
  •
  operate within the business services and financial services sectors.

              We call these our "Peer Groups." For 2008, we used compensation data disclosed in public company proxy statements as the primary source of information about our Peer Groups. We also collected data from commercially-available surveys. In 2008, we reviewed data from the Hewitt Associates Total Compensation Management Survey and McLagan Partners Commercial Real Estate Survey.

              Management annually reviews the composition of the Peer Groups. It then recommends to the Committee changes that will keep the Peer Groups as meaningful as possible to our own Company in terms of:

  •
  the types of services we provide;
  •
  the clients we seek;
  •
  the need to reflect changes in the Peer Group companies themselves (for example, as the result of mergers or acquisitions); and
  •
  the scope and nature of the positions we are comparing.

              The Committee independently considers and approves the Peer Group lists to which we refer for comparison purposes. For 2008, as we did in 2007, we have used three different market frames of reference:

  •
  A group of real estate companies, including certain of our direct competitors that we added regardless of size;
  •
  A group of business services providers; and
  •
  A compendium of Peer Group companies we created from companies mentioned by industry competitors in their own proxy statements.

              We list below the specific companies that we included in each of the above three categories for 2008:

Real Estate Peer Group	Business Services Peer Group	Compendium Peer Group
CB Richard Ellis Group, Inc.	Alliance Bernstein Holding LP	AON Corp.
DTZ Holdings plc	Bearingpoint Inc.	CB Richard Ellis Group, Inc.
Savills plc	CDI Corp.	Computer Sciences Corp.
Friedman Billings Ramsey Group	Moduslink Global Solutions	First American Corp.
General Growth Properties Inc.	CH2M Hill Companies Inc.	FISERV Inc.
IStar Financial Inc.	Corrections Corporation of America	Robert Half International Inc.
Prologis	Dun & Bradstreet Corporation	Hewitt Associates Inc.
Simon Property Group Inc.	Equifax Inc.	Kelly Services Inc.
Vornado Realty Trust	Fidelity National Information Inc.	LandAmerica Financial Group Inc.
Grubb & Ellis Company	Gartner Inc.	Marsh & McLennan Companies, Inc.
FirstService Corp.	Hewitt Associates Inc.	Pitney Bowes Inc.
Forest City Enterprises	Trueblue, Inc.	RR Donnelley & Sons Co.
	URS Corp.	Unisys Corp.
Willis Group Holdings Ltd.

              We have determined that the currently available comparative data is not sufficiently reliable with respect to those of our Global Executive Committee members who lead our four business segments. This is because their positions do not correlate well enough to the positions that the Peer Group companies report in their proxy statements. Accordingly, we have decided that a reasonable approach for us is first to compare data for our Chief Executive Officer and our Chief Operating and Financial Officer, which we do believe correlates well with the Peer Group companies. We then align the remaining Global Executive Committee positions from an internal consistency perspective, taking into account relative size, profit contribution and comparative performance of their respective business segments. When we refer elsewhere in this discussion to the Peer Group comparisons that we do, we are referring to this methodology.

              Overall, we concluded from the Peer Group comparisons we conducted that:

  •
  Although our own financial performance in terms of revenue and net income growth, and our stock price performance, deteriorated during 2008 as the global credit crisis and recession worsened, we nevertheless exceeded the median performance of the Real Estate Peer Group in terms of those criteria.
  •
  The current base salaries for our Chief Executive and Chief Operating and Financial Officers are at or below the 50th percentile.
  •
  Our annual bonus and long term incentive opportunities permit the Committee to reward increasingly higher levels of performance at or above the 75th percentile.
  •
  We provide a mix of cash and potential long term compensation that is consistent with market practices.

  •
  The components we use to reward and retain executive talent (base salaries and annual bonus incentives and long term incentives that include significant equity elements) are working well to promote and recognize:
  •
  the high level of performance we achieved when operating in robust markets;
  •
  the leadership on expense management, liquidity and protection of the franchise that are critical during the current credit contraction and world-wide recession; and
  •
  the retention of top talent we continually seek during both strong and weak markets.

             When We Make Compensation Decisions.    The Committee conducts its activities throughout each year. We show below several of the key milestone events that occur during each quarter as a guide to understanding the Committee's annual calendar.

January to March	April to June	July to September	October to December

Compensation for the Prior Year
• Review actual Company and individual executive performance against prior year performance goals.
• Assess GEC performance.
• Determine and certify annual bonuses, long term incentives and equity awards.
 Compensation Structure for the Following Year
• Review the Company's budget for the next year as approved by the full Board
• Establish annual and long term performance goals.
• Review and approve current year base salaries, annual bonus opportunities and equity compensation opportunity ranges.

	• Work on proxy statement with management and work on matters relating to shareholder votes being requested at the Annual Meeting • Review compensation forecasts based on developing business results.	• Review updates on compensation trends and practices. • Review compensation forecasts based on developing business results. • Talent management and succession planning.

• Peer Group review and approval.
• Review Peer Group compensation and structuring comparisons.
• Discuss overall size of restricted stock award program for subsequent year.
• Review potential need to request shareholder approval relating to stock plans or other matters.
• Review compensation forecasts based on developing business results.

Why We Pay Each Element of Compensation

    Annual Base Salary

              We set the annual base salaries of our Named Executive Officers at relatively modest levels compared to their total potential compensation. We intend base salaries to compensate them for carrying out the basic responsibilities of their positions but we do not expect base salaries by themselves to adequately reward significant stretch performance. We also do not believe that base salaries alone are sufficient to retain top talent relative to the total compensation aspirations they would reasonably have at competing firms, even during difficult periods such as the one we are now experiencing. Historically, base salaries have represented less than 25% of the annual total cash compensation opportunity we establish at the beginning of each year for the Named Executive Officers, although they became relatively much more significant during 2008 as other incentives contracted in line with diminished financial performance. We expect this will continue in 2009.

              Consistent with our philosophy of emphasizing performance-based compensation, we did not raise the base salaries of our Named Executive Officers in 2006, 2007 or 2008. We have again not raised the base salaries of our Named Executive Officers in 2009 for the additional reason that the Company is actively managing its expenses in light of the deteriorating markets resulting from the world-wide recession and credit crisis. Also, anecdotally, we believe that compensation opportunities at competing firms are diminshing for the same reason.

    Annual Bonus Incentives

              We deliver the most variable annual element of cash compensation through our performance-based annual bonus incentive arrangements. We design them so that they will vary materially, in both positive and negative directions, according to (1) actual overall company and business segment performance relative to key financial performance goals and (2) individual goals. We evaluate performance at the end of each year relative to the goals we established for each Named Executive Officer at the beginning of the year. While 2008 presented significant and unexpected challenges, we did not change the financial goals we had established at the beginning of the year to determine final 2008 compensation levels.

              We intend annual bonus incentives to motivate our Named Executive Officers to deliver earnings per share and other financial and non-financial performance that create shareholder value (or maintain it to the extent possible during a significant downturn in the business environment). Assuming satisfactory corporate performance, we intend the actual annual bonuses we pay to provide compensation which, together with base salaries and the value of restricted equity holdings, are sufficient to attract and retain high caliber executives.

             Portion of Annual Incentives Automatically Paid in Restricted Stock Units.    We take two separate steps as part of our annual incentive program that we intend both to retain our people and to promote a focus on increasing our stock price:

  •
  First,  specifically for our Named Executive Officers, in 2007 we instituted a new mandatory equity component to modify the way we deliver annual bonuses. For the 2008 annual bonuses we have paid in 2009, we required that a certain percentage of each annual bonus to any Named Executive Officer be delivered in the form of restricted stock units that we issue under the Stock Incentive Plan. This means that we planned to award restricted stock units rather than cash in the following amounts:

  •
  33% of the total annual bonus to our Chief Executive Officer;
  •
  25% of the total annual bonus to our Chief Operating and Financial Officer, and
  •
  20% of the total annual bonus to each of the four remaining members of the GEC, who are the chief executives of our four principal operating segments.

              We determine the number of restricted stock units we issue under the above program based on the closing price of the Company's Common Stock on the NYSE on the day the Committee finally approves the annual incentive bonuses. So the numbers of restricted stock units issued for the annual bonuses we paid in 2009, which are reflected in the Summary Compensation Table below, were based on the closing price of our Common Stock on March 4, 2009.

  •
  Second,  under our Stock Ownership Program (or SOP), which we administer as part of our overall Stock Incentive Plan, we currently require all of our International Directors, which is the group of our most senior employees and includes all of our Named Executive Officers, to receive 20% of their annual bonuses in restricted stock units. Each employee may opt out of this requirement for a given year only if he or she has acquired an individual stock ownership of at least four times his or her annual base salary. The SOP permits each participant, including each Named Executive Officer, to voluntarily reduce by five percentage points the amount of annual bonus he or she would otherwise receive in restricted stock units. Finally, the SOP limits to $150,000 the amount of annual bonus to be delivered in restricted stock units.

              We determine the number of restricted stock units we issue under the SOP using the closing price of our Common Stock on the NYSE as of the first trading day of each year, so the number of restricted stock units issued under the SOP which are reflected in the Summary Compensation Table below were based on the closing price of our Common Stock on January 2, 2009.

              Half of the restricted stock units we provide to our Named Executive Officers under each of the above two programs vest eighteen months from the January 1 in the year of the bonus payment. The remaining half vest thirty months from the January 1 in the year of the payment. So, for example, half of the restricted stock units awarded in 2009 will vest July 1, 2010 and the other half will vest July 1, 2011.

              In years prior to 2007, we increased by 25% the amount of annual incentives that we delivered as SOP restricted stock units, including those paid to the Named Executive Officers. We added this "uplift" because our people received less in cash from their annual bonuses than they might receive at competitor firms and because they were being required to take market risk on the equity they were receiving for a significant period of time into the future. For SOP units granted during 2007, we reduced the uplift amount from 25% to 20%. Starting with SOP units granted in 2008, as part of the overall changes we were making to their compensation program, we no longer pay any uplift on the restricted stock units we pay to our Named Executive Officers under either of the above two programs. We will continue to pay the uplift to our other employees who participate in the SOP.

    GEC Long Term Incentive Compensation Program

              In 2007, we instituted the GEC LTIP, in which only our Named Executive Officers participate. We did this because we wanted to drive long term performance in excess of a baseline annual growth rate in net income. The GEC LTIP is effective for the four-year performance cycle starting on January 1, 2007 and ending on December 31, 2010. We anticipate that a subsequent long term incentive program will be developed following the expiration of the first performance period, and that the renewal program would reflect market competitive compensation practices and business forecasts at that time.

              All of the members of the GEC are eligible to participate in the GEC LTIP except for the chief executive officer of LaSalle Investment Management because he participates in a separate long term incentive plan for that business segment. (See discussion below regarding the LIM Long Term Incentive Compensation Program.)

              In order to provide an additional retention incentive, and to further align the financial interests of our Named Executive Officers with those of our shareholders, 50% of each GEC LTIP award will be paid in cash and 50% in restricted stock units. Each of the cash portion and the restricted stock unit portion will vest entirely 36 months after the award, meaning that a participant will forfeit his or her reward upon voluntary termination prior to the time of vesting. We do not credit cash awards with interest during the vesting period. The other terms of the restricted stock units are governed by our Stock Incentive Plan.

              We have filed the GEC LTIP program document as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2007.

    Restricted Stock Grants

              We intend our cash compensation to drive annual, and therefore short-term, corporate performance. We use grants of restricted stock units that vest over time to:

  •
  give our executives a continuing stake in the longer-term success of the Company; and
  •
  promote behaviors that will increase our stock price and therefore the value we deliver to our shareholders.

              We make grants of restricted stock units under our Stock Incentive Plan. Half of each grant of restricted stock units vests in three years after the July 1 following the date of the grant. The remaining half vests five years after the July 1 following the date of grant. So, half of the grants made in March of 2009 will vest July 1, 2012 and the other half will vest July 1, 2014. Since these are outright grants of restricted stock units, rather than restricted stock units that replace a portion of the annual bonus as we described above under the SOP, we use longer vesting dates for these grants to foster retention of key talent.

              Voluntary attrition of executives at the highest levels of our organization has remained quite low. Although the value of restricted stock grants has fallen significantly in the past year with the general downturn in stock prices, we believe that the significant number of accumulated restricted stock grants continues to contribute to talent retention by increasing the personal financial impact of leaving employment.

              We intend restricted stock unit grants to our Named Executive Officers to qualify as performance-based compensation for purposes of deductibility under Section 162(m) of the United States Internal Revenue Code. Accordingly, we make grants based on actual performance that we measure against previously-established performance criteria.

              Prior to 2003, we principally used stock options as our equity compensation vehicle. In 2003, consistent with evolving best-practices we observed at other firms generally, we decided to use awards of restricted stock units as our principal equity compensation vehicle. We have not issued any stock options to any of our Named Executive Officers in or after 2003. None of our Named Executive Officers has any outstanding stock options.

    Summary of Why We Pay Each Element of Compensation

              Subject to the above discussion, we provide the following table as an overview of the main reasons we pay each element of compensation to our Named Executive Officers:

Compensation Element	Why We Pay Each Element
Annual Base Salary	• Compensates for carrying out basic responsibilities • Set at relatively modest levels and historically has been intended to represent less than 25% of annual total cash compensation opportunity
Annual Bonus Incentive

• Provides significant incentive to deliver:
    • Net income;
    • Business segment operating income; and
    • Other strategic initiatives.
• Promotes achievement of individual strategic objectives we establish each year that we design to drive shareholder value.
• Designed to vary materially, both up and down, according to achievement of specified financial targets and individual objectives.
• To further promote (1) focus on stock price and (2) longer term retention, we require that a percentage of each annual bonus be paid in restricted stock units, half of which vest on the July 1 of the year following the award and half of which vest on the July 1 of the second year following the award:
    • Chief Executive Officer: 33%
    • Chief Operating and Financial Officer: 25%
    • Each Business Segment Chief Executive Officer: 20%.
• In addition, unless a Named Executive Officer meets stock ownership guidelines and chooses to opt out, another 20% of annual bonus incentive, to a maximum of $150,000, will be paid in restricted stock units, half of which vest on the July 1 of the year following the award and half of which vest on the July 1 of the second year following the award.

GEC LTIP

• Provides significant incentive to drive long term performance in excess of a baseline annual growth rate in net income.
• Four year performance cycle, with annual awards.
• In order to promote longer term retention, half of each annual award is made in cash which vests 36 months following the award.
• To further promote (1) focus on stock price and (2) longer term retention, half of each annual award is made in restricted stock units, all of which vest 36 months following the award.

Restricted Stock Grant	• Promotes (1) focus on stock price and (2) longest term retention, as half of each award vests on the July 1 three years after award and half on the July 1 five years after award.

How We Determine The Variable Elements of Compensation

              In the first quarter of each year, we review and determine all of the elements that comprise our total compensation arrangements for the Named Executive Officers. We take this integrated approach so that our executives understand:

  •
  the total reward potential;
  •
  the elements of their compensation; and
  •
  how we have measured and evaluated their performance.

              Our Chief Executive Officer, Colin Dyer, makes annual recommendations to the Committee for the compensation of the Named Executive Officers other than himself. To do this, Mr. Dyer reviews base salaries, annual bonuses, long term incentives, equity awards and total direct compensation. He evaluates in his judgment the performance of each of the Named Executive Officers (other than himself) based on the performance goals and compensation plans established at the beginning of the year, as well as the desired mix of cash and equity elements. Then, with the assistance of our Chief Human Resources Officer, Mr. Dyer presents his evaluation and the resulting compensation recommendations to the Committee. The Committee reviews these evaluations and recommendations, discusses them with Mr. Dyer and our Chief Human Resources Officer and ultimately approves, or amends, Mr. Dyer's recommendations.

              The Committee receives a self-assessment of the Chief Executive Officer's own performance against the strategic, operational and financial performance goals that were previously established for the year. The Chief Executive Officer also assesses changed circumstances during the year, including for example changes in the marketplace or the competitive landscape, that required him to alter his focus or activities during the year. The Committee next meets in one or more private executive sessions without Mr. Dyer or our Chief Human Resources Officer being present in order to develop its own conclusions about Mr. Dyer's performance. The Committee then determines the Chief Executive Officer's annual bonus for the then previous year, his base salary and bonus target for the next year and any equity awards.

    Annual Base Salary

              Consistent with the reasons we pay base salaries as we discussed above, we have set base salaries for our Named Executive Officers at levels that are at or below the 50th percentile relative to our Peer Groups. We review base salaries on an annual basis, as well as at the time of a promotion or other change in responsibilities. We recommend adjustments to base salaries following an evaluation of the individual's specific performance and the relative level of his or her compensation compared to our Peer Groups.

    Annual Bonus Incentives

              The Committee requires management to set performance objectives in a manner that allows objective and quantitative measurement of performance to the extent possible. We use our annual bonus incentive program to create performance expectations and their relationship to annual awards in a manner that will:

  •
  motivate stretch annual performance;
  •
  contribute to a competitive level of total compensation within an industry in which our principal competition for talent includes both publicly-traded companies and privately-held partnerships;
  •
  provide internal consistency with compensation levels paid within our respective business and corporate staff units, also taking account of differing compensation levels from one labor market to the next; and
  •
  remain effective through positive and negative business cycles.

              We base the annual bonuses for GEC members on achievement of objective performance goals and targeted levels of performance for each goal. At the beginning of each year, the Committee approves the performance goals, which may be weighted differently based on each GEC member's particular responsibilities and objectives.

              For 2008, the financial performance criteria we used were:

  •
  net income available to common shareholders; and
  •
  business segment operating income.

              We establish other individual strategic performance objectives for each of our Named Executive Officers as part of the same Individual Performance Management Program (IPMP) that we use to determine the compensation for substantially all of our professional and corporate support employees on an annual basis. We design these objectives principally to drive:

  •
  execution of strategic growth initiatives in robust markets;
  •
  execution of expense management and strategic initiatives to grow market share and protect the franchise during declining markets;
  •
  operational performance and enterprise risk management;
  •
  superior client service; and
  •
  superior employee management.

              With respect to the financial portion of the annual incentive bonus, we calibrate the maximum annual bonuses that will be available for each of the Chief Executive Officer and the Chief Operating and Financial Officer for different levels of earnings per share and net income performance. We set the maximum awards available under the financial formula according to a sliding scale that begins only once more than 50% of the net income target has been met.

              For the financial portion of the annual incentive bonus for the other GEC members, the net income formula accounts for 20% of their maximum bonuses, and their respective business segment operating income accounts for the remaining 80%. Similar to the net income formula, we determine the maximum awards under each business segment operating income formula according to a sliding scale only once more than 50% of the financial performance target has been met.

              GEC members may also receive a portion of their annual bonuses in respect of the achievement of key strategic performance goals pursuant to IPMP assessments or in certain exceptional circumstances such as extraordinary performance with respect to an acquisition or leadership for other significant activities that alter the normal course of business. The amount of the annual bonus allocated to the achievement of key strategic goals may not exceed (1) 30% of the bonus to be paid at target net income performance in the case of each of the Chief Executive Officer and the Chief Operating and Financial Officer, and (2) 30% of the bonus to be paid at target business segment operating income performance in the case of each of the other GEC members.

              The aggregate maximum annual incentive award that we may pay to any GEC member, from both the application of the financial formula and from the achievement of the key strategic performance goals described above, cannot exceed $5 million in any one year.

              The Committee has the discretion to reduce, but not increase, a GEC member's annual bonus incentive from the maximum amount that would otherwise be payable under the established performance criteria. After the end of the year, the Committee considers actual results achieved,

IPMP assessments as well as significant unforeseen obstacles or favorable circumstances that influenced the ability to meet desired results. The overall assessment of each Named Executive Officer serves as the basis of the Committee's decision to award an annual bonus incentive as a percentage of the amount calculated under the performance payout formula we established for the period.

    GEC Long Term Incentive Compensation Program

              For each year within the four-year performance period, the GEC LTIP creates a pool that reflects a 20% sharing of all net income above a 15% annual growth rate from January 1, 2007. The Committee annually will determine the share in the pool for each member of the GEC, with no more than 25% allocable to the Chief Executive Officer and no more than 20% allocable to anyone else. However, in order for the GEC LTIP awards to be funded, each of the actual (1) operating margin and (2) total compensation and benefit expense as a percentage of total revenue must meet or exceed the specific requirements that the Committee approves at the beginning of each calendar year.

    Restricted Stock Grants

              We establish the potential value of any restricted stock unit grant that a Named Executive Officer may receive based on achievement of objective performance goals and targeted levels of performance for each goal. For 2008, the financial performance measurement we used for allocating equity awards was net income.

              We then create a formula that sets forth the dollar amount of restricted stock units that would be granted to each of the Named Executive Officers based on different net income results. When establishing the potential value of restricted stock unit awards, the Committee also considers in its discretion the amount of potential wealth accumulated from prior awards, as well as the financial impact on shareholder value from a dilution standpoint, the amount of other compensation provided under the annual incentive and GEC LTIP programs, Peer Group comparisons, achievement of specific strategic objectives, and circumstances that developed during the year that required an alternative focus or different leadership activities.

    Summary of How We Determine Each Element of Compensation

              Subject to the above discussion, we provide the following table as an overview of how we determine the amount of each element of the compensation we pay to our Named Executive Officers:

Compensation Element	How We Determine the Amount of Each Element
Annual Base Salary	• Establish at around 50th percentile of Peer Group companies • To focus on variable compensation elements, annual base salaries have not increased in 2006, 2007, 2008 or 2009
Annual Bonus Incentive

• For each of the (1) Chief Executive Officer and (2) Chief Operating and Financial Officer, establish at the beginning of each year the maximum annual bonuses payable on a sliding scale for different specific levels of net income performance for the Company. The sliding scale begins only once more than 50% of the specified net income target has been met.
• For each Business Segment Chief Executive Officer, establish at the beginning of each year the maximum annual bonuses payable on a sliding scale, 80% of which relates to different specific levels of business segment operating income and 20% of which relates different specific levels of net income performance for the entire Company. The sliding scale begins only once more than 50% of the specified financial performance targets have been met.
• Also establish specific individual goals for each GEC member, with up to 30% of the key financial target for completion of strategic initiatives.
• At the end of the year, the Committee makes the final determination of each annual bonus incentive based on the achievement of the financial performance targets and strategic goals.

GEC LTIP

• For each year within the four year performance period, a pool is created that reflects a 20% sharing of all net income above a 15% annual growth rate from January 1, 2007.
• The Committee annually determines the share of the pool for each GEC member, with no more than 25% allocable to the CEO and no more than 20% allocable to anyone else.
• In order for GEC LTIP awards to be funded, each of the actual (1) operating margin and (2) total compensation and benefit expense as a percentage of total revenue must meet or exceed the specific requirements the Committee established at the beginning of the year.

Restricted Stock Grant

• Establish at the beginning of each year the maximum dollar value of restricted stock units payable on a sliding scale for different specific levels of net income performance for the Company.
• At the end of the year, the Committee makes the final determination of each restricted stock unit award based on the achievement of the financial performance targets, individual goals, the financial impact to the Company and the amount of the total compensation package from all sources.

How We Made Our 2008 Compensation Decisions

             Summary Comment on Company Performance and Executive Compensation for 2008.    In 2008, the Company's results were materially and negatively impacted by the effects on the financial and real estate markets of the global credit crisis and recession. Our total revenues of $2.7 billion were the same in 2008 as they were in 2007. But our margins contracted because our capital markets and hotels businesses, which are among our highest margin businesses, were most severely affected by the global downturn. Additionally, while employment levels declined in the second half of 2008 to align our platform with the anticipated contraction in business levels, we continued to incur expenses associated with integrating some significant acquisitions we had previously completed in each of the Americas, EMEA and Asia Pacific regions.

              We reported net income in 2008 of $83.5 million, or $2.44 per diluted share of common stock, a decrease of approximately 68 percent from the prior year's net income of $256 million, or $7.64 per share. Included in the Company's 2007 full-year results was a significant advisory transaction fee that our Asia Pacific Hotels business had earned.

              We closed several strategic acquisitions in 2008 to expand our presence in key geographic markets and industry sectors and to gain market share:

  •
  Our merger with The Staubach Company made us an industry leader in U.S. tenant representation and generated substantial revenue and market-share gains in this business.
  •
  Two acquisitions in Europe, Kemper's Group and Churston Heard, made us the retail property market leader in Germany and significantly expanded our share of the total European retail market.

              We also completed 12 smaller acquisitions in 2008, increasing our market share in key markets, expanding our capabilities in different service areas and further strengthening our global platform.

              We continued to receive recognition from outside the Company reflecting the quality of our people and the services we provide our clients. During 2008 and so far in 2009:

  •
  LaSalle Investment Management was named "Global Firm of the Year" by Private Equity Real Estate (PERE);
  •
  Our client, Procter & Gamble, named Jones Lang LaSalle one of six "Suppliers of the Year," selecting us from their 80,000 world-wide suppliers;
  •
  The International Association of Outsourcing Professionals named Jones Lang LaSalle to its 2009 Global Outsourcing 100 list;
  •
  We were the only real estate firm to be named as one of the "World's Most Ethical Companies" by the Ethisphere Institute;
  •
  Fortune Magazine named us to its list of the "World's Most Admired Companies;" and
  •
  Forbes Magazine named us to its Platinum 400 list, where we were also the only firm in the real estate industry included.

              The respective results in our four principal operating segments diverged fairly significantly as they were affected differently by the varying ways in which the global economic crisis affected their service lines and geographies:

  •
  the Americas revenue grew 22% over 2007, due in part to the Staubach merger, while its operating income decreased by 13%;
  •
  EMEA's revenue decreased by 6% from the prior year and its operating income was 75% lower;

  •
  Asia Pacific's revenue in 2008 was 11% lower than in 2007 and its operating income was down 94% from the prior year;
  •
  LaSalle Investment Management's revenue declined by 5% compared to 2007 and its operating income was 30% lower.

              We were pleased to have been able to make several changes in our regional leadership that reflected the depth of the Company's internal talent pool and the collaborative interaction among the members of our Global Executive Committee. Effective January 1, 2009:

  •
  Alastair Hughes, previously the CEO for our EMEA business, became the CEO for Asia Pacific.
  •
  Mr. Hughes succeeded Peter Barge, who continues as Chairman of Jones Lang LaSalle Hotels and was named Chairman for Asia Pacific ahead of his planned retirement in 2010. Mr. Barge remains a member of our Global Executive Committee.
  •
  Christian Ulbrich, who had been leading our business in Germany, became the CEO for EMEA and joined our Global Executive Committee.

              As world markets deteriorated significantly during 2008, we made increasingly aggressive cost reductions in order to selectively size our business relative to the new market realities and to best align our resources with the market opportunities we have identified. For example, we have developed a range of Value Recovery Services to help our clients respond to the new and unprecedented challenges that the downturn is imposing on them. We looked to our own leadership team to focus intently on maintaining our ability to deliver excellent client service, retain our top performers and ensure that the franchise emerges intact from this very difficult period as an even stronger competitor than it was before.

              As a result of its significantly reduced financial performance during 2008, the Company paid to each of its Named Executive Officers significantly less than it did in 2007. However, we also believe that each of them played a critically important role in providing the coordinated and strong guidance that was more necessary than ever to steer the Company through the increasingly precarious financial and real estate markets. Accordingly, we believe the Company is currently in the strongest overall position relative to its competitors in terms of liquidity, diversification of service lines, market position and ability to serve its clients. While our stock price fell significantly during the year, it performed relatively better, in some cases significantly so, than did the equity of our publicly-traded industry peers. Accordingly, we believe the 2008 total compensation levels of our Named Executive Officers are reasonable and appropriate given the Company's achievements overall and by each of the individual business segments. We also believe that the manner in which we delivered the compensation to the executives for their 2008 performance continued to motivate them to perform at a very high level under extraordinarily challenging circumstances, both for our clients and for our shareholders.

              We discuss more specifically below the compensation we paid to our Chief Executive Officer for 2008.

             Determination of 2008 Base Salaries.    The base salaries we established at the beginning of 2008 for each of our Named Executive Officers did not increase over what we paid in 2007. We believe this was appropriate given the overall focus on expense management that was critical during 2008.

             Determination of 2008 Annual Bonus Incentives.    In the first quarter of 2008, we established the maximum annual incentives that would be available for all GEC members to be equal to 6% of total 2008 net income. The target amount of net income for 2008 was $242 million. This meant that there would have to be growth in "core" net income (meaning that we excluded extraordinary incentive fees) from 2007 in order for the Named Executive Officers to earn the same bonuses in 2008 as they did for 2007 performance. We then established annual incentive opportunities for each Named Executive Officer based on this performance goal and a table of bonus values at different levels of net income and business segment operating income. These values reflected the relative importance of overall company performance and were designed to differentiate business segment results that exceeded or fell short of threshold goals.

              After the end of 2008, the Committee evaluated the Company's overall 2008 financial performance against the specific targets that we had previously set for 2008, applied the financial formula the Committee approved at the beginning of 2008, and adjusted the maximum annual bonus incentive available for each GEC member based on:

  •
  net income;
  •
  business segment operating income; and
  •
  strategic objectives established at the beginning of the year.

              The collective amounts of the annual bonuses we paid to our Named Executive Officers in 2009 (in respect of the Company's 2008 performance) decreased more than 70% from the amounts of the annual bonuses paid to those individuals in 2008 (in respect of the Company's 2007 performance). The decreases reflect the decrease in the Company's overall financial performance for 2008, when:

  •
  net income decreased by 67% from the prior year to $83.5 million; and
  •
  earnings per share decreased by 68% from the prior year to $2.44 per share.

              The portion of the annual bonus incentive that we calculated from the financial formulas we established at the beginning of 2008 resulted in nothing being paid to any of Mr. Dyer, Ms. Martin, Mr. Barge or Mr. Hughes. Of Mr. Roberts's total annual bonus, $1.2 million was based on the financial performance of the Americas segment and of Mr. Jacobson's total annual bonus, $1.3 million was based on the financial performance of LaSalle Investment Management.

              The Committee then reviewed the extent to which each of the Named Executive Officers had accomplished the individual strategic objectives that had been established for him or her at the beginning of the year, and it also considered how each of them had achieved those objectives within the extraordinarily difficult operational and financial environment that 2008 presented to the organization. In doing this, the Committee took into account the other amounts of compensation being paid, either as the result of the operation of the financial formulas or, in the case of Mr. Jacobson, the LIM LTIP, and it looked at total compensation on a relative basis across all of the GEC members.

              Among other efforts that impacted the Company positively and materially, through the GEC collectively, or individually, the Named Executive Officers:

  •
  provided leadership to the sourcing, negotiation and integration of a number of smaller but strategically significant acquisitions in all three regions that have performed at or better than expectations and that helped the Company diversify its services and better position itself to respond to the global downturn;

  •
  aligned costs with revenue forecasts while maintaining the high quality in our service offerings that our clients expect;
  •
  drove efforts designed to maintain liquidity and our credit ratings, including, for example, a focus on receivables collection and management as clients came under their own significant financial pressure and in some cases became insolvent;
  •
  promoted the implementation of a global client relationship management system;
  •
  promoted the reorganization of our research function to improve responsiveness to specific client requirements;
  •
  promoted the continued development of global business lines, such as our Corporate Solutions and Energy Sustainability businesses; and
  •
  promoted the development of new service lines to assist our clients in responding to the downturn in their own organizations and leveraged our capabilities to take advantage of the significant market dislocations.

              After deliberation, the Committee decided in its judgment to pay the amounts shown in the Summary Compensation Table. We discuss more specifically below the compensation we paid to our Chief Executive Officer for 2008.

             Determination of 2008 GEC LTIP Awards.    For 2008, when net income needed to exceed $190 million for any award to be made, the GEC LTIP did not generate any award to any of our Named Executive Officers as the Company did not achieve the minimum amount of net income necessary. This result contrasts with the substantial funding pool that the GEC LTIP created in 2007, when the Company's actual core net income exceeded the baseline growth goal the Committee established for 2007 at the beginning of the program's four-year performance cycle.

             Determination of 2008 Restricted Stock Grants.    The Summary Compensation Table below, consistent with how we have reported them in prior years, reflects the grants of restricted stock units that we made in February 2008 for each of our Named Executive Officers in respect of the Company's strong financial performance in 2007. They also reflected our determination at that time that our Named Executive Officers had achieved, and often substantially exceeded, their individual goals for 2007, when the Company reported record net income and, among other things, completed 13 strategic acquisitions across all regions and earned a significant transaction advisory fee in its Asia Pacific Hotels business.

              In March 2009 we approved certain additional grants of restricted stock units using a similar approach, as we discuss below under "Comment on 2009 Compensation."

    CEO Compensation

              Since the Company did not achieve the minimum threshold of net income performance in 2008, no annual incentive was earned from the financial formula for our Chief Executive Officer and President, Colin Dyer.

              After reviewing the information the Committee considered relevant, the Committee determined that Mr. Dyer had performed very well on the strategic objectives that we established at the beginning of 2008 and that led the Company to outperform its peers. The Committee also believed that he provided strong, confident and communicative leadership to the Company within the very difficult business environment in which it was forced to operate during the year. Specifically, the Committee concluded that Mr. Dyer:

  •
  provided important guidance to the Company's Global Executive Committee and other members of the Company's senior management, whose well-coordinated execution positioned the Company for a profitable year despite the rapidly deteriorating markets;
  •
  was personally and importantly involved in the negotiation, closing and integration of the Company's most significant acquisitions during the year, including Staubach and Kemper's, which have propelled the Company into leadership positions in U.S. tenant representation and European retail, among other market share gains;
  •
  continued to engage the Company's employees in its "Global 5 Strategic Priorities," particularly in adopting them in ways designed to take advantage of potential opportunities arising out of the financial crisis such as the Company's new Value Recovery Services;
  •
  actively promoted expense reduction initiatives to align the Company's platform globally with the reduced capital markets revenue opportunities as the result of the financial crisis;
  •
  promoted various actions to maintain strong liquidity and cash flow, and to manage the Company's debt position;
  •
  drove improvements and integration in our Global Corporate Solutions business, now the world-leader in providing outsourced real estate services to major corporate clients;
  •
  led the smooth transition of regional leadership, using only internal executive talent, within Asia Pacific and EMEA;
  •
  promoted the continued development of our energy and environmental sustainability services in order to meet increasing client demand;
  •
  promoted the development of new branding, the realignment of aspects of our marketing and research functions and the development of a world-wide client relationship management system; and
  •
  supported the enhancement of our social corporate responsibility and ethics programs.

              Based on the above accomplishments, the Committee communicated to Mr. Dyer that it was prepared to pay him an annual incentive bonus of $1,000,000 and an award of restricted stock units in the amount of $600,000. Mr. Dyer respectfully declined the Committee's offer with respect to both of the annual incentive bonus and the restricted stock award. He felt strongly that as the Company asks colleagues to make financial sacrifices during these difficult times, the Chief Executive Officer should do the same. The Committee believes this is further evidence of Mr. Dyer's commitment to the Company and respects his decision.

              Determination of Awards for the Chief Executive Officer of LaSalle Investment Management. One of our Named Executive Officers, Jeff A. Jacobson, participates in the LaSalle Investment Management Long Term Incentive Compensation Program (LIM LTIP). As a result, he does not receive an award of restricted stock units on the terms described above.

              Our Compensation Committee established the original LIM LTIP during 2002, with the first measurement year being 2003 and the first payments being made in 2004. We design the program under the Stock Award and Incentive Plan to provide key LIM employees with:

  •
  an opportunity to further align their interests with those of our shareholders;
  •
  a long term retention incentive;
  •
  an incentive to grow LIM's core advisory revenues and margins; and

  •
  an incentive to grow LIM's incentive fee revenues and margins.

              Under the LIM LTIP, we determine a fixed incentive amount to be paid at the end of each year if performance exceeds the annual cash flow, margin and compound growth rate targets we established for a five-year performance period. The Program requires the Committee to determine how much of each annual incentive would be delivered in cash and how much in unvested restricted stock units. The award in respect of performance for each year is paid in one-quarter tranches in each of the subsequent four years.

              With respect to the total annual incentive amount most recently determined in 2009 respect of 2008 performance:

  •
  one quarter has been paid in cash in 2009;
  •
  one quarter will vest and be paid in cash in 2010;
  •
  one quarter has been awarded in restricted stock units that vest in 2011; and
  •
  one quarter has been awarded in restricted stock units that vest in 2012.

              Since the performance period for the fixed annual bonus amount determined in one year relates only to the immediately preceding year, in the Summary Compensation Table: (1) cash payments under the Program to Mr. Jacobson are reported as Non-Equity Incentive Plan Compensation and (2) grants of restricted stock units are reported as Stock Awards.

              The payout earned and paid in a given year is based on whether LIM clears certain margin and growth rate hurdles for the immediately preceding calendar year. We then make the payout, out of a pool of cash flow that has exceeded the hurdle amounts, to those executives who were granted a fixed number of participant points (out of a total of 100) against the pool. If an employee forfeits his or her points due to voluntary termination, that employee's participant points will be reallocated to other participants in the Program.

              In order to receive each future portion of an annual bonus, participants must be employed by the Company at the time of payment (subject to exceptions providing for protection from forfeiture in the cases of involuntary termination without cause, retirement, death or disability). This means that a participant forfeits unvested amounts of cash or restricted stock units if he or she voluntarily terminates employment or is terminated for cause or for documented poor performance. We believe this has created a significant retention incentive for those who participate in the Program. Unvested cash and restricted stock units will vest immediately on an accelerated basis and be distributed upon a change in control of the Company.

              We have amended and restated the LIM LTIP effective January 1, 2008 so that it covers a new five year performance period ending December 31, 2012. The new LIM LTIP uses three financial performance measures: (1) modified cash flow, (2) modified base cash flow and (3) operating income. Additionally, as a condition for awards to be made for a given year, the actual margin for the investment management business must exceed 15% and the segment's total compensation and benefits expense as a percentage of revenue must not exceed 60%.

              We have filed the amended and restated the LIM LTIP document as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2007.

    Comment on 2009 Compensation

              In 2009, we intend to continue our executive compensation strategy to link significant performance-based incentives to performance goals that deliver shareholder value. By integrating our cash incentive and stock ownership delivery systems, we strike a balance between short-term orientation and longer-term performance that reinforces our business strategy.

    Base Salaries

              Consistent with our philosophy of emphasizing the performance-based aspects of our compensation program, we did not increase the base salaries of our Named Executive Officers for 2009 over what we paid in 2008. This is also consistent with our expense management goals as we respond to the revenue and margin pressure arising from the ongoing global credit crisis and recession.

    Annual Bonus Incentives

              We have adopted a methodology for determining our annual incentives for 2009 performance that is similar to what we used in 2008. GEC members will be eligible to receive annual incentives for 2009 performance with respect to:

  •
  net income;
  •
  operating income for the respective business segments; and
  •
  individual performance on IPMP objectives.

              We have calibrated the maximum awards that are available to the Chief Executive Officer and Chief Operating and Financial Officer as a percentage of net income for different levels of net income performance. For the other GEC members, the net income formula accounts for 20% of the maximum bonus that may be available and the business segment operating income formula accounts for 80% of the maximum bonus that may be available. Our financial formulas include significant stretch goals compared to the Company's 2008 financial performance, but they also reflect diminished expectations compared to the much more robust 2007 results given that we expect the current difficult markets and revenue and margin pressure to continue through 2009.

              We have also included other specific performance measures in each executive's individual IPMP goals as well as other strategic growth objectives. These goals include activities that we believe will be specifically important for operating in harsh markets, including:

  •
  additional cost reductions;
  •
  liquidity management and prompt collection of receivables;
  •
  management and development of talent, and retention of top talent, in the face of market pressures and challenges; and
  •
  taking advantage of the opportunities that will arise out of the market dislocation, such as further development of our Value Recovery Systems and the services we can provide to projects emerging from government stimulus programs world-wide.

              We have decided that to the extent 2009 annual incentive bonuses are paid in 2010, the percentages paid in restricted stock units will be reduced from 2008 as follows:

  •
  Chief Executive Officer, from 33% to 25%;

  •
  Chief Operating and Financial Officer, from 25% to 20%; and
  •
  Each of the Regional Chief Executive Officers, from 20% to 15%.

We decided to reduce the portions paid in restricted stock units in anticipation of the continued lower levels of total annual incentives that we expect to result from the effects on the Company's financial performance of the continuing global financial crisis.

    GEC LTIP

              The third year of the performance period of the GEC LTIP, whose operation we describe above, could potentially result in an additional payout. For this to happen, since we have not changed the original performance goals we established for the GEC LTIP before the extent of the global recession could be foreseen, the Company's performance will need to exceed the baseline performance of 30% growth of annual net income over 2006 performance. While we cannot be certain at this point in the year, given the world-wide financial situation and the Company's performance in 2008, we currently believe it is highly unlikely that there will be any funding under the GEC LTIP for 2009.

    Restricted Stock Grants

              In March of 2009, the Committee approved new grants of restricted stock units, which we have disclosed in a footnote to the table below entitled "Grants of Plan-Based Awards During 2009." The awards were based on the financial formula that we had established at the beginning of 2008. The general methodology we used to establish the 2009 grants was consistent with what we described above for 2008.

              For the reasons we discussed above under "CEO Compensation," the Committee also offered to make a restricted stock unit award to Mr. Dyer, but he respectfully declined the offer in its entirety.

Stock Ownership Guidelines for Executive Officers

              We have established ownership guidelines for key employees, including the Named Executive Officers, in order to align the interests of such key employees with the interests of shareholders. The ownership guideline for our Named Executive Officers is for beneficial ownership of Company stock to be in an amount equal to at least four times their annual base salaries.

              In the event the guideline is not met for a given year, the employee will not be allowed to opt out of the requirement under our Stock Ownership Program that a portion of the annual bonus be paid in restricted stock units rather than in cash. For this purpose, we evaluate ownership as of the first trading day in January preceding the date of the related annual bonus payment. To do this, we use the executive's base salary on that day, the stock price on that day and his or her holdings of our Common Stock. Covered employees may satisfy their ownership guideline through:

  •
  shares owned directly;
  •
  shares owned by a spouse or a trust;
  •
  the potential gain from outstanding stock options;
  •
  unvested restricted stock units; and
  •
  stock the receipt of which has been deferred through our U.S. Deferred Compensation Plan.

              The following table indicates the current positions of our Named Executive Officers relative to the guideline as of March 20, 2009, when the price per share of our Common Stock at the close of trading on the New York Stock Exchange was $19.83. Each of our Named Executive Officers exceeds the minimum guideline.

Stock Ownership of the Named Executive Officers

Name	Shares Directly Owned (#)	Restricted Stock Units (#) (1)	Stock Options (#) (2)	Total (#)	Value at 3/20/09	Ownership Requirement
Colin Dyer	44,368	111,654	0	156,022	$3,093,916	$3,000,000
Lauralee E. Martin	32,267	88,242	0	120,509	$2,389,693	$1,700,000
Peter A. Barge	25,166	58,371	0	83,537	$1,656,539	$1,400,000
Alastair Hughes	17,871	55,514	0	73,385	$1,455,225	$1,400,000
Jeff A. Jacobson	18,679	78,530	0	97,209	$1,927,654	$1,600,000
Peter C. Roberts	60,657	64,138	0	124,795	$2,474,685	$1,400,000

(1)
Includes awards of restricted stock units made during 2009.

(2)
None of our Named Executive Officers has any outstanding vested or unvested stock options.

Additional Long Term Compensation Programs.

              We have various additional equity and other incentive programs. We have designed them to align the interests of our employees, and particularly our executives, with the interests of our shareholders and to serve as longer-term retention vehicles for our people. Generally, we establish these types of programs because they are standard within the respective markets in which we operate and we therefore believe they are a necessary component in the compensation programs for firms, such as ours, that want to be competitive as employers of choice. Our Named Executive Officers are typically eligible to participate in these programs on the same basis as are our other employees. We do not view that any one of these programs individually constitutes a materially significant feature in the overall compensation of any of our Named Executive Officers, although together they are helpful in attracting and retaining high caliber people.

              For ease of reference, the following chart lists all of the programs, together with a brief description. After that, we discuss each of the programs in more detail (and the brief descriptions are qualified by those broader discussions):

Program	Brief Description
U.S. Employee Stock Purchase Plan	U.S. after-tax employee stock purchase plan; monthly stock purchases from the market at the then market rates.
U.K. Save As You Earn Plan	U.K. tax-qualified employee stock purchase plan; stock purchases at 15% discount after three or five years of savings through payroll deductions.
Co-Investment Long Term Incentive Plan	Grants of interests in LaSalle Investment Management real estate investment funds to senior group of Company officers (International Directors). Future grants under this program were discontinued, effective January 1, 2007.
International and Regional Director Personal Co-Investment Program	Vehicle to permit personal after-tax investments the return on which will relate to the performance of a pool of LaSalle Investment Management real estate investment funds. Future investment opportunities under this program were discontinued, effective January 1, 2007.
Retirement Savings Plans and Arrangements	Retirement savings plans are country specific and generally related to local market practices, including for example the U.S. 401(k) plan with Company match.
Severance Arrangements	Standard Company severance arrangements are country specific, with all Named Executive Officers subject to specific provision in the U.S. Severance Pay Plan.
U.S. Deferred Compensation Plan	Allows eligible U.S. employees to defer income for receipt at designated future times; Company does not make contributions.
Change in Control Benefits	Other than in connection with accelerated vesting of restricted stock units and stock options, enhanced change in control benefits not provided. No tax gross-ups.
Perquisites	No personal perquisites (such as club memberships) of any significance are provided. In appropriate and limited circumstances, we do provide reimbursement for certain expatriate expenses, all of which we disclose in the Summary Compensation Table.

U.S. Employee Stock Purchase Plan and U.K. Save As You Earn (SAYE) Stock Plan

              The U.S. Employee Stock Purchase Plan and the U.K. Save As You Earn (SAYE) Stock Plan provide eligible employees with a means for using their own personal funds to accumulate Jones Lang LaSalle Common Stock. Typically, we structure these plans according to the tax regimes of the countries in which we offer them.

  •
  The U.S. Employee Stock Purchase Plan provides employees in the United States with a means to purchase stock through regular payroll deductions. Effective April 1, 2009, we purchase shares for the Plan in the open market monthly at the then current price. We do not provide any discounts but we do pay brokerage costs. Prior to April 1, 2009, we issued shares at a 5% discount to their market value at the time we issued them. Of our Named Executive Officers, only Ms. Martin participated in this Plan during 2008.
  •
  The U.K. SAYE Plan provides employees in the United Kingdom with an option to purchase stock at a 15% discount through regular payroll deductions accumulated over an offering period. The Company regularly evaluates additional opportunities to establish similar plans. During 2006, for example, we expanded the U.K. SAYE Plan into an SAYE International Plan under which stock may be purchased at a discount by employees in Ireland (as well as, potentially, other countries in Europe). None of our Named Executive Officers participated in the U.K. SAYE Plan during 2008.

Co-Investment Long Term Incentive Plan

              Our Co-Investment Long Term Incentive Plan was designed to provide the group of the then approximately 150 of our senior leaders around the world, known as our International Directors, with the opportunity to benefit on a notional basis from real estate co-investments made by the Company on their behalf through its LaSalle Investment Management business. Primarily to avoid certain negative accounting and tax effects from the future expansion of the Co-Investment Plan, we discontinued further grants beyond 2006. Grants that we previously made will continue to vest according to their terms and will continue to serve as a useful retention incentive. In 2007, as an alternative means of recognizing the achievements of our International Directors and as an additional long term retention incentive aligned with increases in our stock price, we made a grant to each International Director, including each Named Executive Officer other than Mr. Jacobson, of $37,000 in restricted stock units (based upon the closing price of shares of our Common Stock on January 2, 2007 and the number of International Directors at the time) that vest in five years assuming continued employment at the time by each grantee. We did not make any additional grants to International Directors in 2008 and do not anticipate doing so in 2009.

              As originally structured, the Co-Investment Plan sought to:

  •
  help the Company retain its most senior people;
  •
  align the interests of participants with those of the Company's real estate investment clients; and
  •
  increase their efforts to promote the Company's success in the interests of our shareholders.

              We originally established the Co-Investment Plan to make grants of investments for the benefit of our International Directors during a three-year period starting on January 1, 2002, with an initial notional allocation by the Company of $5 million among those employees who were International

Directors on that date. We earmarked an additional $5 million to be invested in the Co-Investment Plan for the International Directors in place on each of January 1, 2003 and January 1, 2004 if the Company achieved a certain performance level during the respective previous years. The Company did not achieve the required level of performance during 2002, so we did not make a grant in 2003. The Company did achieve the required level of performance in 2003 and so we made a second investment in 2004. In October 2004, our Board extended the Co-Investment Plan for one additional notional investment allocation to be made in 2005 in the event the Company achieved a certain performance level during 2004. Since the Company did achieve the required level of performance during 2004, a third notional investment of $5 million was made in 2005. Based upon the Company's strong financial performance in 2005, our Board approved an additional notional investment of $5 million in 2006.

              A participant vests in the portion of his or her notional investment account upon the earlier of:

  •
  five years from the date as of which each allocated investment is made;
  •
  retirement;
  •
  death or permanent disability; or
  •
  a change in control of the Company.

Termination of employment for any reason other than those listed above results in a forfeiture of all of a participant's interests in the Co-Investment Plan. We determine the value of a participant's account based on the performance of particular real estate funds managed by LaSalle Investment Management. The Compensation Committee administers the Co-Investment Plan.

              While they have participated in the separate LIM Long Term Incentive Compensation Program described below, certain of our LaSalle Investment Management International Directors, including Jeff A. Jacobson, one of our Named Executive Officers, have not also participated in the Co-Investment Plan. In 2005 and 2006, we did permit International Directors who were employees of LaSalle Investment Management and located in certain countries where permitted, including Mr. Jacobson, to make (and certain of them did make) investments from their own funds, either directly or, if otherwise eligible, through our United States Deferred Compensation Plan described below, the returns on which will be calculated as if they were grants made under the Co-Investment Plan.

              Other than as set forth above with respect to Mr. Jacobson, all of our other Named Executive Officers have participated in the Co-Investment Plan through 2006.

International and Regional Director Personal Co-Investment Program

              In 2006, we introduced a new International and Regional Director Personal Co-Investment Program, in which all of our International and Regional Directors, including our Named Executive Officers, were eligible to participate on a voluntary basis. The Personal Co-Investment Program, which we also offered on a voluntary basis to the Non-Executive members of our Board of Directors, permitted our Directors to invest personally in the performance of certain of the funds that LaSalle

Investment Management has established for its clients. We intended the Program to serve as a retention device by:

  •
  providing our people a means to participate in a personal investment opportunity that was unique to being employed at our Company; and
  •
  further aligning the interests of our people with the success of our LaSalle Investment Management business and the performance it seeks to achieve on behalf of its clients.

              Of our Named Executive Officers, Peter A. Barge, Colin Dyer, Jeff A. Jacobson and Peter C. Roberts made personal investments in the Personal Co-Investment Program.

              Primarily to avoid certain negative accounting effects from the future expansion of the Personal Co-Investment Program (similar to those issues that arose with respect to the Co-Investment Plan), we have discontinued the ability to make further investments beyond 2006. Personal investments made in 2006 will continue to remain outstanding, however.

              Personal investments through the Program represent an interest whose return will reflect the performance of the co-investments that the Company itself has made in LaSalle Investment Management funds.

              During 2006, we permitted eligible participants to personally invest up to US$100,000 in the Personal Co-Investment Program. As they represent personal investment funds, all investments made by our Named Executive Officers vested immediately. Each Named Executive Officer will continue to own the investment even if he or she leaves the Company, regardless of the circumstances. A participant does not have any rights to sell investment units back to the Company in the event he or she leaves the Company, nor can the Company require a participant to sell them back.

              Participants may not re-sell investment units to anyone else, nor may they pledge them as collateral for a loan. Investment units may pass to their heirs upon their death, but otherwise the units are not liquid investments.

              As a legal matter, investment units represent a liability of Jones Lang LaSalle Incorporated that is owed to participants as unsecured creditors of the Company. We measure the investment return on the liability by the return that the Company receives on the LIM Funds, but participants are not themselves direct investors in the underlying LaSalle Investment Management funds. Therefore, in the event of the bankruptcy of the Company, participants could lose up to the entire value of the investment even if the underlying funds themselves remained solvent.

              During 2007, there was a return of principal of approximately $14,000 and interest of approximately $13,000 on each $100,000 initial investment. There was no return of principal during 2008. In February 2009, there was a return of principal of approximately $7,400 and interest of approximately $2,600 on each $100,000 initial investment.

Retirement Savings Plans and Arrangements

             United States Savings and Retirement Plan for U.S. Based Named Executive Officers.    Our United States Savings and Retirement Plan is a defined contribution plan qualified under Section 401(k) of the U.S. Internal Revenue Code. Subject to certain limitations under the Code

(currently $9,800 per year per participant), we make matching contributions to each eligible participant's account in an amount equal to 100% of the first three percent of the participant's pre-tax contributions to the Plan and 50% on the next two percent of such pre-tax contributions. A participant does not become eligible to receive the Company's matching payments unless he or she has completed at least 1,000 hours of service during the 12-month period beginning on the date of hire or during any Plan year that begins after the date of hire. Matching contributions begin on the January 1 or July 1 following the date an employee is hired. We previously had a one-year waiting period before we permitted enrollment in the Plan, but we removed that requirement during 2007. Participants are vested in all amounts in their Plan accounts. Those of our Named Executive Officers who are United States taxpayers, Colin Dyer, Jeff A. Jacobson, Lauralee E. Martin and Peter C. Roberts, are eligible to participate in the Savings and Retirement Plan and did participate during 2008. The matching contributions we made on their behalf are reported in the Summary Compensation Table below.

             Retirement Arrangements for Alastair Hughes.    We originally executed an Employment Agreement with Alastair Hughes, one of our Named Executive Officers, in 1999. We did so when we were generally entering into standard employment agreements with our executives in the United Kingdom in order to be consistent with the labor market in that country. The agreement with Mr. Hughes provides for an annual contribution to an individual pension plan with a pension provider of Mr. Hughes' choice. The amount of the contribution is based on different percentages of salary (with a cap of £100,000) based on age. Before Mr. Hughes took individual responsibility for his pension arrangements in 1995, he was a member of the Company's U.K. Trust Pension Scheme, a defined benefit plan, from October 1993 to April 1995. As a result, there is a deferred pension due to Mr. Hughes when he reaches age 60 equal to £695 per year (as increased by a consumer price index capped at 5% per year maximum from April 1995 to the date of his 60th birthday).

             Retirement Arrangements for Peter A. Barge.    Peter A. Barge, one of our Named Executive Officers, does not participate in a retirement plan. We have agreed to pay to him in cash every year a contribution in respect of a Superannuation Plan in Australia had he been resident in that country. In 2008, the amount of the payment was $10,688.

Severance Arrangements for Named Executive Officers

              We currently maintain a Severance Pay Plan for full time employees in the United States, including executive officers. To be eligible to receive benefits under the Severance Pay Plan, an employee must be involuntarily terminated from employment under specified circumstances and also must meet all of the conditions of the Severance Pay Plan.

              Severance benefits include:

  •
  Base Severance, comprised of one-half month of base pay (not including target annual bonus) in effect at the time of the employment termination; and
  •
  Enhanced Severance, provided the employee executes a severance agreement and general release in favor of Jones Lang LaSalle.

              Enhanced severance is a multiple of base pay that varies with the circumstances of termination and is otherwise based on an employee's position level and length of service, reimbursement for certain health care insurance costs and outplacement for professional employees. The maximum benefit under the Plan would be fifteen months of base pay. For employees terminated after June 30 of any given year and before annual bonuses are paid for the year in which they are terminated, enhanced severance also may include an annual bonus payment, calculated as a prorated share of the employee's target annual bonus for the year of termination, subject to Jones Lang LaSalle's then existing practice of determining discretionary annual bonus payments.

              Under a provision of the Severance Pay Plan that we have specifically established to cover members of our Global Executive Committee, each of the Named Executive Officers would be eligible (regardless of length of service) to receive a minimum of twelve months of base salary, plus an amount equal to the individual's target annual bonus then in effect, as Enhanced Severance if his or her employment is involuntarily terminated by the Company without cause. To the extent applicable, a Global Executive Committee participant who is also eligible to receive severance payments under any other plan, program or arrangement provided to employees in countries other than the United States (including an employment agreement) may elect whether to receive payments under the Severance Pay Plan or such other arrangement, but is not entitled to receive payments under both. In any event, the maximum benefit under the Severance Pay Plan remains at fifteen months if a participant has sufficient longevity with the Company to exceed the twelve month minimum.

              The severance benefits we make available to our Named Executive Officers are designed to assist in retaining them as we compete for talented employees in a marketplace for global talent where similar (if not often greater) protections are commonly offered. We intend for severance benefits to ease an employee's transition due to an unexpected employment termination by the Company. As our severance benefits would also be available in the case of a termination that followed a change in control, our severance arrangements also encourage employees to remain focused on the Company's business in the event of rumored or actual fundamental corporate changes. We do not provide any tax gross-ups on severance payments under any circumstances.

United States Deferred Compensation Plan

              Effective for compensation paid on and after January 1, 2004, we established a Deferred Compensation Plan for our employees in the United States who are at our National Director level and above. The Deferred Compensation Plan is a non-qualified deferred compensation program intended to comply with Section 409A of the United States Internal Revenue Code. The Plan permits eligible participants, including those of our Named Executive Officers who are subject to United States income tax, to voluntarily elect to defer up to 75% of their base salaries, up to 100% of their annual bonuses and up to 100% of their vested restricted stock unit awards (including under the SOP). Members of our Board of Directors are eligible to participate in the Deferred Compensation Plan with respect to their Director fees.

              As indicated in the Compensation Tables below, four of our Named Executive Officers, Colin Dyer, Jeff A. Jacobson, Lauralee E. Martin and Peter C. Roberts, have previously elected to defer certain amounts of their compensation under the Plan.

              The amounts of any compensation deferred under the Plan remain an asset of the Company and constitute an unsecured obligation of the Company to pay the participants in the future. As such, they are subject to the claims of other creditors in the event of the Company's insolvency. Gains and losses on deferred amounts are credited based on the performance of a hypothetical investment in a variety of mutual fund investment choices the participants select. A participant's account may or may not appreciate depending upon the performance of the hypothetical investment selections the participants make. Participants must elect certain future distribution dates on which all or a portion of their accounts will be paid to them in cash, including in the case of a change in control of the Company. The Company does not make any contributions to the Plan beyond the amounts of compensation that participants themselves elect to contribute.

Change in Control Benefits

              Other than as the result of the severance benefits we describe above, which apply in the case of terminations regardless of whether they occur in connection with a change in control or not, we do not have any enhanced severance benefits for any of our Named Executive Officers that would specifically result from a change in control over the Company. We do not provide any tax gross-ups on severance payments under any circumstances.

              The Stock Award and Incentive Plan, under which all restricted stock units and stock options have been granted, provides that, unless otherwise determined by the Compensation Committee as Plan Administrator in writing at or after the grant of an award, in the event of a change in control (as that is defined in the Stock Award and Incentive Plan), all outstanding awards under the Plan will, among other things, become fully vested on an accelerated basis. Additionally, outstanding but unvested grants under each of the GEC LTIP, the LIM LTIP and the LIM Co-Investment Plan would become fully vested on an accelerated basis in the event of a change in control.

Perquisites

              We do not provide personal perquisites (such as club memberships) of any significance to our Named Executive Officers as part of their compensation packages. We have disclosed all perquisites that we do provide, regardless of amount, in the Summary Compensation Table below.

Certain Tax Matters

              Section 162(m) of the United States Internal Revenue Code limits the deduction a publicly held corporation is allowed for compensation paid to the chief executive officer and to the three most highly compensated executive officers other than the chief executive officer and the chief financial officer. Generally, amounts paid in excess of $1 million to a covered executive, other than "performance-based" compensation, cannot be deducted. We have designed our annual bonus incentive and equity awards programs to qualify as performance-based compensation, so the compensation we pay to our executive officers is generally fully deductible for U.S. federal income tax purposes, and we do currently intend to continue seeking a tax deduction for all of our executive compensation. We will continue to monitor issues concerning the tax deductibility of executive compensation and will take appropriate action if we believe it is warranted. Since corporate objectives and strategic needs may not always be consistent with the requirements of full deductibility, we are prepared to use our discretion, if we believe it is appropriate, to enter into compensation arrangements or provide compensation under which payments may not be fully deductible.

COMPENSATION COMMITTEE REPORT

              As more particularly described above under "Corporate Governance Principles and Board Matters," the Compensation Committee of the Board is responsible for providing independent, objective oversight of Jones Lang LaSalle's executive compensation programs, including those with respect to stock ownership. The Compensation Committee is currently comprised of four Non-Executive Directors, each of whom is independent as defined by the NYSE listing standards in effect at the time of mailing of this Proxy Statement and by applicable SEC rules. The Compensation Committee operates under a written Charter, which the Board of Directors has approved.

              The Compensation Committee has reviewed and discussed with the Company's management the Compensation Discussion and Analysis presented in this Proxy Statement. Based on such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Thomas C. Theobald (Chairman)
Henri-Claude de Bettignies
Alain Monié
Sheila A. Penrose

COMPENSATION TABLES

              The following tables and footnotes set forth information regarding the cash and other forms of compensation we paid in respect of performance during each of 2008, 2007 and, where applicable, 2006, to:

  •
  our President and Chief Executive Officer;
  •
  our Chief Operating and Financial Officer; and
  •
  in alphabetical order, the Chief Executive Officers of our four principal business segments.

              These officers, who are the members of our Global Executive Committee, constituted our most highly compensated executive officers during 2008. We refer to them in this Proxy Statement as our Named Executive Officers. Each of the Named Executive Officers held his or her position for all of 2008. As necessary, all amounts shown in the table have been converted to U.S. Dollars from the foreign currencies in which the compensation was paid. Except as specified, the footnote disclosures below relate only to compensation for 2008. We included footnotes to compensation for prior years in the respective Proxy Statements relating to those years.

Summary Compensation Table

Name and Principal Position (1)	Year	Salary (2)	Bonus	Stock Awards (3)	Option Awards	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation (5)	Total
Colin Dyer President and Chief Executive Officer	2008 2007 2006	$750,000 $750,000 $750,000	— — —	$2,331,080 $1,577,830 $1,302,315	— — —	$0 $4,535,000 $2,441,000	— — —	$105,985 $99,747 $142,850	$3,187,065 $6,962,577 $4,636,165
Lauralee E. Martin Chief Operating and Financial Officer	2008 2007 2006	$425,000 $425,000 $425,000	— — —	$2,602,610 $1,039,559 $490,876	— — —	$487,500 $3,450,000 $1,641,000	— — —	$63,296 $51,347 $39,279	$3,578,406 $4,965,906 $2,596,155
Peter A. Barge Chief Executive Officer, Asia Pacific, and Chairman, Jones Lang LaSalle Hotels	2008 2007 2006	$350,000 $350,000 $350,000	— — —	$1,348,802 $969,358 $393,614	— — —	$360,000 $2,932,500 $1,310,913	— — —	$446,286 $241,655 $194,720	$2,505,088 $4,493,513 $2,249,247
Alastair Hughes Chief Executive Officer, EMEA	2008 2007 2006	$350,000 $350,000 $350,000	— — —	$822,671 $348,888 $282,694	— — —	$480,000 $3,652,500 $1,950,927	— — —	$69,514 $70,939 $66,652	$1,722,185 $4,422,327 $2,653,073
Jeff A. Jacobson Chief Executive Officer, LaSalle Investment Management	2008 2007	$400,000 $400,000	— —	$612,623 $352,421	— —	$2,080,812 $4,224,493	— —	$421,000 $532,098	$3,514,435 $5,512,012
Peter C. Roberts Chief Executive Officer, Americas	2008 2007 2006	$350,000 $350,000 $350,000	— — —	$677,917 $245,112 $188,681	— — —	$1,200,000 $2,612,500 $1,741,000	— — —	$41,490 $29,198 $22,159	$2,269,407 $3,236,810 $2,301,777

Please Note: The stock awards shown above reflect the required accounting treatment for awards made over a multi-year period rather than awards made only during each indicated year. For information about the individual stock awards we made in March 2009, see footnote 2(i) under "Grants of Plan-Based Awards for 2008."

(1)
(a)    Mr. Barge served in the capacity shown in the table through December 31, 2008. Effective January 1, 2009, Mr. Barge became the Chairman of our Asia Pacific business and remained the Chairman of Jones Lang LaSalle Hotels.

    (b)    Mr. Hughes served in the capacity shown in the table through December 31, 2008. Effective January 1, 2009, he became the Chief Executive Officer for our Asia Pacific business.

    (c)    Mr. Jacobson became the Chief Executive Officer of LaSalle Investment Management effective January 1, 2007. We do not disclose Mr. Jacobson's compensation prior to 2007 since he was not then a Named Executive Officer.

(2)
We list the base salaries for Messrs. Barge, Hughes and Jacobson in U.S. Dollars for ease of comparison, but we actually pay them in the currencies where they are resident and out of local revenues (Singapore Dollars in the case of Mr. Barge and Pounds Sterling for each of Messrs. Hughes and Jacobson). Their base salaries in local currencies did not change from 2006 to 2008, with Mr. Barge's base salary being 555,750 Singapore Dollars, Mr. Hughes's base salary being 180,000 Pounds Sterling and Mr. Jacobson's base salary being 212,000 Pounds Sterling). However, these amounts would have changed significantly from one year to the next in U.S. Dollars given the significant fluctuations in exchange rates that have taken place. Accordingly, we believe it is more meaningful for purposes of this Proxy Statement to indicate our intention with respect to the compensation of our Named Executive Officers during the prior three years, which was to pay our three regional Chief Executive Officers substantially equivalent base salaries that have not then changed, and to pay the base salaries of the other Named Executive Officers with the relative differentials as we indicate. The other amounts shown in the table for Messrs. Barge, Hughes and Jacobson were originally quoted in U.S. Dollars and so do not raise the same currency translation issue.

(3)
(a)    The amounts we report in the column are those we recognized for financial statement reporting purposes in accordance with SFAS No. 123(R) and therefore may also include amounts from awards granted prior to the indicated years. The amounts have been determined based on the assumptions set forth in footnote 6 to the Company's Consolidated Financial Statements for the year ended December 31, 2008, in the Company's Annual Report on Form 10-K. The grant date fair values of the stock awards are included in the table below entitled "Grants of Plan-Based Awards For 2008."

    (b)    For accounting purposes, the amount we show for Mr. Dyer includes an acceleration of compensation expense for certain of his unvested restricted stock unit awards where Mr. Dyer will meet our retirement eligibility criteria prior to the stated vesting date of those awards. The amounts we show for Ms. Martin and Mr. Barge include the acceleration, for accounting purposes, of compensation expense for each of their unvested restricted stock unit awards that results from having met our retirement eligibility criteria.

    (c)    For the reasons we note above in the "Compensation Discussion and Analysis" under "CEO Compensation," we offered to make a restricted stock unit award to Mr. Dyer with an initial grant date value of $600,000, but he respectfully declined to accept it, as the result of which Mr. Dyer did not receive any new stock grants in respect of 2008. Accordingly, the amount of the stock award shown in this column for Mr. Dyer reflects awards in prior years that are accounted for according to the footnote above.

    (d)    The stock awards reported in this column for each of our Named Executive Officers other than Mr. Jacobson represent the sum of (i) grants of restricted stock units under our Stock Award and Incentive Plan plus (ii) restricted stock units paid in lieu of a portion of the annual cash incentive bonus. We discuss these different types of awards in more detail below under "Grants of Plan Based Awards For 2008."

    (e)    In the case of Mr. Jacobson, stock awards represent the sum of (i) restricted stock units we paid in lieu of a portion of the annual cash incentive bonus and (ii) restricted stock units we paid under the LIM LTIP.

    (f)    We did not award any restricted stock units under the GEC LTIP for 2008.

(4)
(a)    The amounts in this column reflect cash payments we made under the performance-based awards provisions that we used to determine executive compensation under our Stock Award and Incentive Plan, although within our Company we commonly refer to these payments as our annual incentive "bonuses." Consistent with previous years' disclosures in our Proxy Statements, the annual incentive bonus amounts shown for 2008 were paid in April 2009 and relate to the achievement of performance objectives previously established for 2008.

    (b)    For the reasons we note above in the "Compensation Discussion and Analysis" under "CEO Compensation," we offered to pay Mr. Dyer an annual incentive bonus for 2008 of $1,000,000 but he respectfully declined to accept it. Accordingly, this column indicates a zero annual incentive bonus for Mr. Dyer for 2008.

    (c)    Under the structure of the annual bonus plan as it applied to members of the GEC for 2008, Mr. Dyer was required to receive 33% of any annual bonus in restricted stock units rather than in cash; Ms. Martin, 25%; and each of Messrs. Barge, Hughes, Jacobson and Roberts, 20%. We include restricted stock units granted as part of the annual bonuses in the column entitled "Stock Awards."

    (d)    We did not make any cash awards under the GEC LTIP for 2008. The amounts shown for 2007 do reflect certain awards under the GEC LTIP for that year in addition to amounts we paid as annual incentive bonuses.

    (e)    For Mr. Jacobson, the amount in this column includes $1,190,812 earned under the LIM LTIP, half of which, $595,406, is being paid in cash in 2009. The remaining half of $595,406 will be paid in cash to Mr. Jacobson in 2010 assuming that he has not then previously terminated his employment at the time of the payment. We also show this amount separately in the table below under "Grants of Plan-Based Awards For 2008."

    (f)    As all eligible participants were permitted to do, each of the Named Executive Officers other than Mr. Jacobson, all of whom have satisfied the required ownership guidelines established for the Program, elected not to participate in the Stock Ownership Program for 2008. In Mr. Jacobson's case, $150,000 of his annual incentive bonus was paid in restricted stock units instead of cash, all of which are reflected in the Stock Awards column.

(5)
The other amounts in this column with respect to 2008 reflect (i) matching contributions by Jones Lang LaSalle to the Savings and Retirement Plan (qualified under Section 401(k) of the United States Internal Revenue Code) of $9,200 for each of Mr. Dyer, Ms. Martin, Mr. Roberts and Mr. Jacobson, (ii) a superannuation pension allowance of $10,688, international expatriate living and education expense reimbursements and housing cost equalization of $407,657 for Mr. Barge, (iii) a pension allowance of $14,600 and allowances in total for transportation, communications, life and health care insurance and personal accounting expenses of $21,937 for Mr. Hughes, (iv) allowances for Mr. Jacobson in total for transportation, expatriate tax preparation assistance and international expatriate living and education expense reimbursements and housing cost equalization of $224,000 and reimbursement estimated at $197,000 for Mr. Jacobson's income tax payable in the United Kingdom in respect of his expatriate benefits (including a tax gross-up) and the differential between tax rates in the United Kingdom and the United States, and (v) premiums paid on life insurance policies of $1,000 or less for each of Mr. Dyer, Ms. Martin and Mr. Roberts. Amounts paid to Messrs. Hughes and Jacobson were actually paid at different times during the year in Pounds Sterling but have been converted to U.S. Dollars at the December 31, 2008 exchange rate of 1.46 U.S. Dollars to the Pound Sterling.

    In each of June and December of 2008, at the same time that the Company paid a regular semi-annual cash dividend of $0.50 per share and $0.25 per share of its outstanding common stock, respectively, the Company also paid a dividend equivalent of the same amount on each outstanding restricted stock unit. The amounts shown in this column include the dividend equivalents that were paid on restricted stock units held by Mr. Dyer in the total amount of $95,945, Ms. Martin in the total amount of $53,096, Mr. Barge in the total amount of $38,629, Mr. Hughes in the total amount of $32,977, Mr. Jacobson in the total amount of $21,370 and Mr. Roberts in the total amount of $31,875.

Grants of Plan-Based Awards For 2008

              The following table sets forth information about grants of awards that we made to the Named Executive Officers in respect of 2008 under our LaSalle Investment Management Long Term Incentive Compensation Program and Stock Award and Incentive Plan. We did not grant any new restricted stock awards under the GEC LTIP in respect of 2008 performance. We did not grant any new stock options to the Named Executive Officers in 2008 and do not anticipate doing so during 2009. All of the awards reported below are included in the Summary Compensation Table above.

								All Other Stock Awards: Number of Shares of Stock or Units (2)	All Other Option Awards: Number of Securities Underlying Options		Grant Date Fair Value of Stock and Option Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards
	Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Colin Dyer	2/15/08	—	—	—	—	—	—	11,158	—	—	$800,000

Lauralee E. Martin	2/15/08	—	—	—	—	—	—	4,184	—	—	$300,000
	3/4/09	—	—	—	—	—	—	8,657	—	—	$162,500

Peter A. Barge	2/15/08	—	—	—	—	—	—	2,789	—	—	$200,000
	3/4/09	—	—	—	—	—	—	4,795	—	—	$90,000

Alastair Hughes	2/15/08	—	—	—	—	—	—	2,789	—	—	$200,000
	3/4/09	—	—	—	—	—	—	6,393	—	—	$120,000

Jeff A. Jacobson	3/4/09	$595,406	$595,406	$595,406	—	—	—	—	—	—	—
	3/4/09	—	—	—	—	—	—	38,979	—	—	$1,190,812
	3/4/09	—	—	—	—	—	—	13,852	—	—	$260,000
	1/1/09	—	—	—	—	—	—	4,910	—	—	$150,000

Peter C. Roberts	2/15/08	—	—	—	—	—	—	2,789	—	—	$200,000
	3/4/09	—	—	—	—	—	—	15,983	—	—	$300,000

(1)
LIM Long Term Incentive Compensation Program

The amount in this column for Mr. Jacobson reflects the cash award we made under the LIM LTIP in 2009 and that is subject to future vesting. The award relates to 2008 performance. The amount shown in the table, $595,406, will be paid to Mr. Jacobson in 2010 assuming that he has not then previously voluntarily terminated his employment. The amount shown for each of "Threshold," "Target" and "Maximum" is the same because it has already been determined.

(2)
Restricted Stock Units

The stock awards we report in this column represent grants of restricted stock units (i) awarded under our Stock Award and Incentive Plan, (ii) paid in lieu of a portion of the annual cash bonus under the Stock Ownership Program and (iii) in the case of Mr. Jacobson, also awarded under the LIM LTIP.

              We did not make any stock awards under the GEC LTIP for 2008.

              Additional information about each of these different types of equity awards is presented below:

(i)    Restricted Stock Unit Grants.    During 2008, the Named Executive Officers other than Mr. Jacobson received grants of restricted stock units under our Stock Award and Incentive Plan. The initial values of the restricted stock units are provided in the table below and are reflected within the aggregate amounts shown in the above table. The number of shares we show in the table were based on a closing price per share of our Common Stock on the NYSE of $71.70 on the grant date, February 15, 2008. Half of these restricted stock units vest July 1, 2011 and the other half July 1, 2013. Since he participates in the separate LaSalle Investment Management Long Term Incentive Compensation Program, Mr. Jacobson did not otherwise receive grants of restricted stock units under the Stock Award and Incentive Plan.

Name	Value of Restricted Stock Units Based on Grant Date Closing Price
Colin Dyer	$800,000
Lauralee E. Martin	$300,000
Peter A. Barge	$200,000
Alastair Hughes	$200,000
Peter C. Roberts	$200,000

In March 2009, following the measurement of achievement against prior year performance, we made additional grants of restricted stock units to certain of the Named Executive Officers. Consistent with our compensation disclosures in our previous proxy statements, in order to avoid double-counting with the grants we made during 2008 and that are reported in the Compensation Tables in this Proxy Statement, we have not included the new 2009 grants in the Compensation Tables. We will instead report them in the Proxy Statement for our 2010 Annual Meeting. In 2009, we awarded the following number of shares to the respective Named Executive Officers, in each case based on a closing price per share of our Common Stock on the NYSE of $18.77 on the grant date, March 4, 2009:

Name	Number of Restricted Stock Units	Value of Restricted Stock Units Based on Grant Date Closing Price
Colin Dyer	0	$0
Lauralee E. Martin	18,647	$350,000
Peter Barge	10,655	$200,000
Alastair Hughes	10,655	$200,000
Peter C. Roberts	10,655	$200,000

Half of the restricted stock units year vest July 1, 2012 and half vest July 1, 2014.

For the reasons we note above in the "Compensation Discussion and Analysis" under "CEO Compensation," we offered to make a restricted stock unit award to Mr. Dyer with an initial grant date value of $600,000, but he respectfully declined to accept it.

(ii)   Restricted Stock Units Paid as Part of the Annual Bonus.    The Named Executive Officers received a portion of their 2008 annual bonuses (paid in 2009) in the form of restricted stock units. Under the structure we established for the annual bonus awards for 2008, Mr. Dyer would have received 33% of his total annual bonus in restricted stock units, Ms. Martin 25%, and each of Messrs. Barge, Hughes, Jacobson and Roberts, 20%. The value of the restricted stock units, which is reflected in the table below, is based on the closing price per share of our Common Stock on the NYSE of $18.77 on March 4, 2009, the date as of which our Compensation Committee approved the annual bonuses:

Name	Value of Restricted Stock Units Based on Grant Date Closing Price
Colin Dyer	$0
Lauralee E. Martin	$162,500
Peter A. Barge	$90,000
Alastair Hughes	$120,000
Jeff A. Jacobson	$260,000
Peter C. Roberts	$300,000

Half of the restricted stock units vest July 1, 2010 and half vest July 1, 2011.

For the reasons we note above in the "Compensation Discussion and Analysis" under "CEO Compensation," we offered to pay Mr. Dyer an annual incentive bonus for 2008 of $1,000,000, of which 33% would have been delivered in the form of restricted stock units, but he respectfully declined to accept it. Accordingly, this column indicates a zero amount of restricted stock units paid as part of the annual incentive bonus for Mr. Dyer for 2008.

(iii)  Restricted Stock Units Paid under the LIM LTIP.    Mr. Jacobson received one half of his total 2008 LIM LTIP award (made in 2009) in the form of 38,979 restricted stock units. The value of these restricted stock units is based on the closing price per share of our Common Stock on the NYSE of $30.55 on January 2, 2009. Half of the restricted stock units will vest on January 1, 2011 and the other half will vest on January 1, 2012.

(iv)  Restricted Stock Units Paid under Stock Ownership Plan.    Under the Stock Ownership Plan, which applies to all Directors, Mr. Jacobson received 20% of his annual incentive bonus, up to a maximum of $150,000, in restricted stock units. The value of these restricted stock units is based on the closing price per share of our Common Stock on the NYSE of $30.55 on January 2, 2009. Half of the restricted stock units vest July 1, 2010 and half vest July 1, 2011.

Outstanding Equity Awards at Fiscal Year-End

              The following table sets forth certain information concerning the number and value of unexercised and unvested restricted stock units outstanding as of December 31, 2008, when the price per share of our Common Stock at the close of trading on the NYSE was $27.70. The stock awards reported in this table represent (i) grants of restricted stock units under our Stock Award and Incentive Plan, (ii) restricted stock units paid in lieu of a portion of the annual cash bonus and (iii) restricted stock units paid under the GEC LTIP and the LIM LTIP. None of our Named Executive Officers has any outstanding stock options.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Restricted Stock Units That Have Not Vested (#)	Market Value of Restricted Stock Units That Have Not Vested ($)
Colin Dyer	0	0	0	n/a	111,654	$3,092,816
Lauralee E. Martin	0	0	0	n/a	60,938	$1,687,983
Peter A. Barge	0	0	0	n/a	42,921	$1,188,912
Alastair Hughes	0	0	0	n/a	38,466	$1,065,508
Jeff A. Jacobson	0	0	0	n/a	20,789	$575,855
Peter C. Roberts	0	0	0	n/a	37,500	$1,038,750

Option Exercises and Stock Vested During 2008

              The following table sets forth information about grants of restricted stock units we made prior to 2008 and that vested in 2008. None of the Named Executive Officers exercised any options during 2008 and none of them has any options still outstanding.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Colin Dyer	0	0	34,408	$2,067,631
Lauralee E. Martin	0	0	14,785	$918,296
Peter A. Barge	0	0	12,876	$799,728
Alastair Hughes	0	0	8,254	$512,656
Jeff A. Jacobson	0	0	11,604	$873,192
Peter C. Roberts	0	0	7,500	$465,825

(1)
Values shown represent the closing price on the NYSE per share of our Common Stock on the respective vesting dates for the restricted stock units indicated. All units we show in the table vested on July 1, 2008, when the closing price per share was $62.11, except that (i) with respect to Mr. Dyer, 10,000 units vested on January 1, 2008 (with a closing price per share on January 2, 2008 of $71.38), and 7,500 vested on October 1, 2008 (with a closing price per share on that date of

  $40.49) and (ii) with respect to Mr. Jacobson, 5,660 units vested on January 1, 2008 (with a closing price per share on January 2, 2008 of $71.38).

Awards Outstanding under the Co-Investment Long Term Incentive Plan

              Prior to 2007, we awarded units to the Named Executive Officers under our Co-Investment Long Term Incentive Plan. The units we awarded under this Plan vest five years after grant. We provide additional information about this Plan in the Compensation Discussion and Analysis.

              The following table sets forth information concerning all of the units we have granted since 2002 to the Named Executive Officers under the Co-Investment Long Term Incentive Plan and that are still outstanding. We did not make any additional grants under this Plan in 2007 or 2008 and we do not intend to make any additional grants in subsequent years.

			Estimated Future Payouts Under Non-Stock Price-Based Plan
	Number of Shares, Units or Other Rights (#)
		Performance or Other Period Until Maturation or Payout (iv)
Name			Threshold	Target	Maximum (v)
Colin Dyer (i)	3	5 years from each grant date	$0	$124,000	$248,000
Lauralee E. Martin (ii)	4	5 years from each grant date	$0	$165,000	$330,000
Peter A. Barge (ii)	4	5 years from each grant date	$0	$165,000	$330,000
Alastair Hughes (ii)	4	5 years from each grant date	$0	$165,000	$330,000
Jeff A. Jacobson (iii)	1	5 years from first grant date	$0	$41,000	$82,000
Peter C. Roberts (ii)	4	5 years from each grant date	$0	$165,000	$330,000
(i)
Mr. Dyer received one 2004 unit pursuant to the compensation arrangements when he was hired, and one in each of 2005 and 2006.

(ii)
Each of Ms. Martin and Messrs. Barge, Hughes and Roberts received one unit in each of 2002, 2004, 2005 and 2006.

(iii)
After an initial grant in 2002, Mr. Jacobson has not participated further in this Plan since he has participated in the separate LIM LTIP.

(iv)
Of the units indicated in the table, one unit has vested as of January 1, 2009 for each of Messrs. Dyer and Jacobson. Two units have vested as of January 1, 2009 for each of Ms. Martin and Messrs. Barge, Hughes and Roberts.

(v)
The maximum amounts will ultimately be determined by the performance of certain real estate investment funds in the future, which we cannot estimate with certainty at this time. The actual maximum amounts may therefore be greater than the estimated amounts shown above, but they are unlikely to be materially greater. The target amount of each unit we granted in 2002 (which is equivalent to the notional amount we originally invested) was $41,000; the target amount for each unit we granted in 2004 was $44,000; the target amount for each unit we granted in 2005 was $39,000; and the target amount for each unit we granted in 2006 was $41,000.

Pension Benefits

              We do not have a defined benefit retirement plan for any of our Named Executive Officers, except under the limited circumstances we describe below in the case of Mr. Hughes. All of the Company's contributions we describe below are reflected in the Summary Compensation Table under "All Other Compensation."

             Colin Dyer, Lauralee E. Martin, Peter C. Roberts and Jeff A. Jacobson.    As employees within the United States, each of Mr. Dyer, Ms. Martin, Mr. Roberts and Mr. Jacobson is eligible to participate in the United States Savings and Retirement Plan, a defined contribution plan qualified under Section 401(k) of the Internal Revenue Code, on the same terms and conditions that apply to our U.S. employees generally. We provide additional information about the operation of our United States Savings and Retirement Plan in the Compensation Discussion and Analysis. The maximum annual matching contribution by the Company for each person who participates in the 401(k) Plan is currently $9,200.

             Alastair Hughes.    Consistent with the other agreements with senior-level employees in the United Kingdom that we put in place at the time of our 1999 merger, an Employment Agreement with Mr. Hughes provides for us to make an annual contribution to an individual pension plan with a pension provider of Mr. Hughes' choice. The amount of the contribution is based on different percentages of salary (with a cap of £100,000) based on age. In 2008, the amount of our contribution was $14,800. Before Mr. Hughes took individual responsibility for his pension arrangements in 1995, he was a member of the Company's U.K. Trust Pension Scheme, a defined benefit plan, from October 1993 to April 1995. As a result, there is a deferred pension due to Mr. Hughes when he reaches age 60 equal to £695 per year (as increased by a consumer price index capped at 5% per year maximum from April 1995 to the date of his 60th birthday).

             Peter A. Barge.    Mr. Barge receives annually an amount ($10,688 in 2008) representing a portion of the contribution that the Company would have made to the Superannuation Plan in Australia had he been resident in that country.

Nonqualified Deferred Compensation

              The following table sets forth certain information concerning the voluntary participation by certain of our Named Executive Officers in our U.S. Deferred Compensation Plan, which is a Plan to which employees who are taxpayers in the United States may provide contributions, but to which the Company itself does not make any contributions. We provide additional information about this Plan in the Compensation Discussion and Analysis. Amounts shown below are as of December 31, 2008.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings (Losses) in Last Fiscal Year	Aggregate Withdrawals or Distributions	Aggregate Balance at Last Fiscal Year End
Colin Dyer	$359,750	0	($59,839)	0	$708,414
Jeff A. Jacobson	$0	0	($17,185)	0	$153,447
Lauralee E. Martin	$1,426,393	0	($454,427)	0	$2,045,464
Peter C. Roberts	$128,000	0	($500,956)	0	$526,440

Termination and Change in Control Payments

              The following tables provide a summary of the approximate amounts that we would be obligated to pay to each of our Named Executive Officers, following or in connection with a termination that results from:

  •
  voluntary termination by the Named Executive Officer;
  •
  involuntary termination of the Named Executive Officer;
  •
  retirement under the "Rule of 65," meaning retirement at an age when the sum of (1) years of service plus (2) age equals at least 65, with a minimum age of 55; or
  •
  a change in control of the Company.

              The tables consolidate the payments that we would make to each indicated Named Executive Officer under the various severance and employment arrangements and other plans (as currently in effect) that would apply to such Named Executive Officer. We more particularly describe them in our Compensation Discussion and Analysis, which should be read in conjunction with a review of the tables below. The amounts we show in the tables assume that termination was effective as of December 31, 2008. They are therefore only estimates of the amounts that we would pay out at the time of an actual separation from the Company. The amounts we would actually pay out will be affected by various factors and can therefore only be finally determined at the time of an executive's separation from the Company. These factors include, as examples:

  •
  future grants under our equity incentive programs;
  •
  amounts of voluntary deferrals of future compensation; and
  •
  the particular time during the year when a separation occurs, which can affect pro-rated bonus amounts, vacation pay and other payments.

Colin Dyer

Element of Compensation	Voluntary Termination		Involuntary Termination (no cause)		Retirement Upon Rule of 65	Upon Change of Control Event (CIC)		CIC— Constructive Termination		CIC— Involuntary Termination
Cash Severance Benefit	$—		$1,500,000	(a)	$—	$—		$1,500,000	(b)	$1,500,000
Vacation Pay	$—		$—		$—	$—		$—		$—
Benefit Continuation	$—		$15,156		$—	$—		$15,156		$15,156
Deferred Compensation Balance	$708,414	(c)	$708,414		$708,414	$—		$708,414		$708,414
Annual Incentive Awards	$—		$750,000	(d)	$—	$—		$750,000		$750,000
Retirement Plan Benefits	$98,127	(e)	$98,127		$98,127	$—		$98,127		$98,127
Long Term Incentive Awards —Stock Options	$—		$—		$—	$—		$—		$—
—Restricted Stock Units	$—		$3,092,816		$3,092,816	$3,092,816	(f)	Vested on CIC		Vested on CIC
—Cash	$—		$1,808,500		$1,808,500	$1,808,500		Vested on CIC		Vested on CIC
Excise Tax Gross Up	$—		$—		$—	$—		$—		$—
Outplacement Services	$—		$15,000		$—	$—		$—		$15,000

Total Value of Payments	$806,541		$7,988,013		$5,707,857	$4,901,316		$3,071,697		$3,086,697

Notes:

(a)
Involuntary termination provides current severance benefits under our standard Company Severance Pay Plan. Other than as the result of the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change of control over the Company.

(b)
Change in control severance benefits would result from the continuation of the Company's standard Severance Pay Plan following change in control. Other than as the result of the severance benefit we describe above, the Company does not provide any additional or enhanced change in control benefits.

(c)
Deferred Compensation Benefits reflect the value of fully-vested employee contributions to the Company's Nonqualified deferred Compensation Plan as of December 31, 2008. Specific distribution elections may result in payments over a period and not in a lump sum as described within the table.

(d)
Short term incentive awards are based on actual Company, business segment and individual performance prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company's standard Severance Pay Plan.

(e)
Retirement Plan Benefits reflect the value of fully vested employee and employer contributions to the Company's 401(k) Savings and Retirement Plan as of December 31, 2008.

(f)
Company equity awards become fully vested upon on change in control, as defined in the applicable award agreements and plan documents.

Lauralee E. Martin

Element of Compensation	Voluntary Termination		Involuntary Termination (no cause)		Retirement Upon Rule of 65	Upon Change of Control Event (CIC)		CIC— Constructive Termination		CIC— Involuntary Termination
Cash Severance Benefit	$—		$867,563	(a)	$—	$—		$867,563	(b)	$867,563
Vacation Pay	$—		$—		$—	$—		$—		$—
Benefit Continuation	$—		$15,156		$—	$—		$15,156		$15,156
Deferred Compensation Balance	$2,045,464	(c)	$2,045,464		$2,045,464	$—		$2,045,464		$2,045,464
Annual Incentive Awards	$—		$425,000	(d)	$—	$—		$425,000		$425,000
Retirement Plan Benefits	$153,393	(e)	$153,393		$153,393	$—		$153,393		$153,393
Long Term Incentive Awards
—Stock Options	$—		$—		$—	$—		$—		$—
—Restricted Stock Units	$—		$2,444,303		$2,444,303	$2,444,303	(f)	Vested on CIC		Vested on CIC
—Cash	$—		$1,565,000		$1,565,000	$1,565,000		Vested on CIC		Vested on CIC
Excise Tax Gross Up	$—		$—		$—	$—		$—		$—
Outplacement Services	$—		$15,000		$—	$—		$—		$15,000

Total Value of Payments	$2,198,857		$7,531,025		$6,208,161	$4,009,303		$3,506,722		$3,521,722

Notes:

(a)
Involuntary termination provides current severance benefits under our standard Company Severance Pay Plan. Other than as the result of the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change of control over the Company.

(b)
Change in control severance benefits would result from the continuation of the Company's standard Severance Pay Plan following change in control. Other than as the result of the severance benefit we describe above, the Company does not provide any additional or enhanced change in control benefits.

(c)
Deferred Compensation Benefits reflect the value of fully-vested employee contributions to the Company's Nonqualified deferred Compensation Plan as of December 31, 2008. Specific distribution elections may result in payments over a period and not in a lump sum as described within the table.

(d)
Short term incentive awards are based on actual Company, business segment and individual performance prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company's standard Severance Pay Plan.

(e)
Retirement Plan Benefits reflect the value of fully vested employee and employer contributions to the Company's 401(k) Savings and Retirement Plan as of December 31, 2008.

(f)
Company equity awards become fully vested upon on change in control, as defined in the applicable award agreements and plan documents.

Peter A. Barge

Element of Compensation	Voluntary Termination		Involuntary Termination (no cause)		Retirement Upon Rule of 65	Upon Change of Control Event (CIC)		CIC— Constructive Termination		CIC— Involuntary Termination
Cash Severance Benefit	$—	(a)	$879,801	(c)	$—	$—		$879,801	(e)	$879,801
Vacation Pay	$29,893	(b)	$29,893		$29,893	$—		$29,893		$29,893
Benefit Continuation	$—		$15,156		$—	$—		$15,156		$15,156
Deferred Compensation Balance	$—		$—		$—	$—		$—		$—
Annual Incentive Awards	$—		$475,000	(d)	$—	$—		$475,000		$475,000
Retirement Plan Benefits	$—		$—	(f)	$—	$—		$—		$—
Long Term Incentive Awards
—Stock Options	$—		$—		$—	$—		$—		$—
—Restricted Stock Units	$—		$1,616,877		$1,616,877	$1,616,877	(g)	Vested on CIC		Vested on CIC
—Cash	$—		$1,227,500		$1,227,500	$1,227,500		Vested on CIC		Vested on CIC
Excise Tax Gross Up	$—		$—		$—	$—		$—		$—
Outplacement Services	$—		$15,000		$—	$—		$—		$15,000

Total Value of Payments	$29,893		$4,259,227		$2,874,270	$2,844,377		$1,399,850		$1,414,850

Notes:

(a)
Base compensation used in these calculations is stated in US currency using the spot rate quoted by Bloomberg Finance, L.P on December 31, 2008.

(b)
Vacation pay shown is for a full year of unused vacation, but the actual amount paid would be reduced by actual vacation having been taken at time of termination.

(c)
Involuntary termination provides current severance benefits under our standard Company Severance Pay Plan. This benefit assumes no additional expense related to reimbursement for extended expatriate relocation and living expenses currently provided to Mr. Barge. Other than as the result of the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change of control over the Company.

(d)
Short term incentive awards are prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company's standard Severance Pay Plan.

(e)
Change in control severance benefits would result from the continuation of the Company's standard Severance Pay Plan following change in control. Other than as the result of the severance benefit we describe above, the Company does not provide any additional or enhanced change in control benefits.

(f)
Retirement Plan Benefits do not reflect the expected or potential vested value of the standard Australian Superannuation Plan for which Mr. Barge may be eligible.

(g)
Company equity awards become fully vested upon on change in control, as defined in the applicable award agreements and plan documents.

Alastair Hughes

Element of Compensation	Voluntary Termination		Involuntary Termination (no cause)		Retirement Upon Rule of 65	Upon Change of Control Event (CIC)		CIC— Constructive Termination		CIC— Involuntary Termination
Cash Severance Benefit	$—	(a)	$867,563	(c)	$—	$—		$867,563	(e)	$867,563
Vacation Pay	$29,700	(b)	$29,700		$29,700	$—		$29,700		$29,700
Benefit Continuation	$—		$15,156		$—	$—		$15,156		$15,156
Deferred Compensation Balance	$—		$—		$—	$—		$—		$—
Annual Incentive Awards	$—		$490,000	(d)	$—	$—		$490,000		$490,000
Retirement Plan Benefits	$—		$19,661	(f)	$—	$—		$19,661		$19,661
Long Term Incentive Awards
—Stock Options	$—		$—		$—	$—		$—		$—
—Restricted Stock Units	$—		$1,537,738		$1,537,738	$1,537,738	(g)	Vested on CIC		Vested on CIC
—Cash	$—		$1,227,500		$1,227,500	$1,227,500		Vested on CIC		Vested on CIC
Excise Tax Gross Up	$—		$—		$—	$—		$—		$—
Outplacement Services	$—		$15,000		$—	$—		$—		$15,000

Total Value of Payments	$29,700		$4,202,318		$2,794,938	$2,765,238		$1,422,080		$1,437,080

Notes:

(a)
Base compensation used in these calculations is stated in US currency using the spot rate quoted by Bloomberg Finance, L.P on December 31, 2008.

(b)
Vacation pay shown is for a full year of unused vacation, but the actual amount paid would be reduced by actual vacation having been taken at time of termination.

(c)
Involuntary termination provides current severance benefits under our standard Company Severance Pay Plan, which may be selected as an alternative to the "Garden Leave" provisions under Mr. Hughes' employment contract. This amount also includes the projected costs of an automobile allowance for one year. This benefit assumes no additional expense related to reimbursement of other personal allowances currently extended to Mr. Hughes. Other than as the result of the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change of control over the Company.

(d)
Short term incentive awards are based on actual Company, business segment and individual performance prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company's standard Severance Pay Plan.

(e)
Change in control severance benefits would result from the continuation of the Company's standard Severance Pay Plan following change in control. Other than as the result of the severance benefit we describe above, the Company does not provide any additional or enhanced change in control benefits.

(f)
Retirement Plan Benefits do not reflect the value of the private pension arrangement Mr. Hughes has individually created using the annual pension allowance paid to him by the Company, as the assets are held in a personal account and are fully vested. The value represents the projected cost of one year of pension allowance.

(g)
Company equity awards become fully vested upon on change in control, as defined in the applicable award agreements and plan documents.

Jeff A. Jacobson

Element of Compensation	Voluntary Termination		Involuntary Termination (no cause)		Retirement Upon Rule of 65	Upon Change in Control Event (CIC)		CIC— Constructive Termination		CIC— Involuntary Termination
Cash Severance Benefit	$—	(a)	$822,262	(c)	$—	$—		$822,262	(e)	$822,262
Vacation Pay	$23,798	(b)	$23,798		$23,798	$—		$23,798		$23,798
Benefit Continuation	$—		$15,156		$—	$—		$15,156		$15,156
Deferred Compensation Balance	$153,447	(f)	$153,447		$153,447	$—		$153,447		$153,447
Annual Incentive Awards	$—		$500,000	(d)	$—	$—		$500,000		$500,000
Retirement Plan Benefits	$337,641	(g)	$337,641		$337,641	$—		$337,641		$337,641
Long Term Incentive Awards
—Stock Options	$—		$—		$—	$—		$—		$—
—Restricted Stock Units	$—		$2,175,281		$2,175,281	$2,175,281	(h)	Vested on CIC		Vested on CIC
—Cash	$—		$2,081,994		$2,081,994	$2,081,994		Vested on CIC		Vested on CIC
Excise Tax Gross Up	$—		$—		$—	$—		$—		$—
Outplacement Services	$—		$15,000		$—	$—		$—		$15,000

Total Value of Payments	$514,886		$6,124,579		$4,772,161	$4,257,275		$1,852,304		$1,867,304

Notes:

(a)
Base compensation used in these calculations is stated in US currency using the spot rate quoted by Bloomberg Finance, L.P on December 31, 2008.

(b)
Vacation pay shown is for a full year of unused vacation, but the actual amount paid would be reduced by actual vacation having been taken at time of termination.

(c)
Involuntary termination provides current severance benefits under our standard Company Severance Pay Plan. Other than as the result of the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change of control over the Company.

(d)
Short term incentive awards are prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company's standard Severance Pay Plan.

(e)
Change in control severance benefits would result from the continuation of the Company's standard Severance Pay Plan following change in control. Other than as the result of the severance benefit we describe above, the Company does not provide any additional or enhanced change in control benefits.

(f)
Deferred Compensation Benefits reflect the value of fully-vested employee contributions to the Company's Nonqualified deferred Compensation Plan as of December 31, 2008. Specific distribution elections may result in payments over a period and not in a lump sum as described within the table.

(g)
Retirement Plan Benefits reflect the value of fully vested employee and employer contributions to the Company's 401(k) Savings and Retirement Plan as of December 31, 2008.

(h)
Company equity awards become fully vested upon on change in control, as defined in the applicable award agreements and plan documents.

Peter C. Roberts

Element of Compensation	Voluntary Termination		Involuntary Termination (no cause)		Retirement Upon Rule of 65	Upon Change of Control Event (CIC)		CIC— Constructive Termination		CIC— Involuntary Termination
Cash Severance Benefit	$—		$889,583	(a)	$—	$—		$889,583	(b)	$889,583
Vacation Pay	$—		$—		$—	$—		$—		$—
Benefit Continuation	$—		$15,156		$—	$—		$15,156		$15,156
Deferred Compensation Balance	$526,440	(c)	$526,440		$526,440	$—		$526,440		$526,440
Annual Incentive Awards	$—		$525,000	(d)	$—	$—		$525,000		$525,000
Retirement Plan Benefits	$461,421	(e)	$461,421		$461,421	$—		$461,421		$461,421
Long Term Incentive Awards
—Stock Options	$—		$—		$—	$—		$—		$—
—Restricted Stock Units	$—		$1,776,623		$1,776,623	$1,776,623	(f)	Vested on CIC		Vested on CIC
—Cash	$—		$1,227,500		$1,227,500	$1,227,500		Vested on CIC		Vested on CIC
Excise Tax Gross Up	$—		$—		$—	$—		$—		$—
Outplacement Services	$—		$15,000		$—	$—		$—		$15,000

Total Value of Payments	$987,861		$5,436,723		$3,991,984	$3,004,123		$2,417,600		$2,432,600

Notes:

(a)
Involuntary termination provides current severance benefits under our standard Company Severance Pay Plan. Other than as the result of the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change of control over the Company.

(b)
Change in control severance benefits would result from the continuation of the Company's standard Severance Pay Plan following change in control. Other than as the result of the severance benefit we describe above, the Company does not provide any additional or enhanced change in control benefits.

(c)
Deferred Compensation Benefits reflect the value of fully-vested employee contributions to the Company's Nonqualified deferred Compensation Plan as of December 31, 2008. Specific distribution elections may result in payments over a period and not in a lump sum as described within the table.

(d)
Short term incentive awards are based on actual Company, business segment and individual performance prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company's standard Severance Pay Plan.

(e)
Retirement Plan Benefits reflect the value of fully vested employee and employer contributions to the Company's 401(k) Savings and Retirement Plan as of December 31, 2008.

(f)
Company equity awards become fully vested upon on change in control, as defined in the applicable award agreements and plan documents.

COMMON STOCK SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth certain information concerning the beneficial ownership of our Common Stock, which constitutes the only outstanding voting security of Jones Lang LaSalle, as of March 20, 2009 (except where otherwise noted) by:

  •
  each Director and Director nominee of Jones Lang LaSalle;
  •
  each of the Named Executive Officers;
  •
  the Directors, Director nominees and executive officers of Jones Lang LaSalle as a group; and
  •
  each unaffiliated person who is known to Jones Lang LaSalle to have been the beneficial owner of more than five percent of the number of voting shares of our Common Stock.

              On March 20, 2009, there were 34,640,609 voting shares of Common Stock outstanding.

              The table includes shares which the indicated individual had the right to acquire through stock options granted under the Stock Award and Incentive Plan and which were exercisable on March 20, 2009 or which would become exercisable within 60 days of that date. It also includes shares the receipt of which certain of our Directors have deferred under a deferred compensation program described above under "Director Compensation." The table does not include unvested restricted stock units issued under the Stock Award and Incentive Plan, since none of such units or shares carries voting or investment power. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and dispositive power.

	Shares of Common Stock Beneficially Owned
Names of Beneficial Owners (1)	Number	Percent of Class (%)
Ariel Investments, LLC (2)	5,776,843	16.68
Janus Capital Management LLC (2)	2,919,383	8.43
FMR LLC (2)	2,446,348	7.06
Oppenheimer Funds, Inc. (2)	2,046,494	5.91
Barclays Global Investors, NA (2)	1,734,891	5.01
Henri-Claude de Bettignies (3)	15,587	*
Darryl Hartley-Leonard (3)	17,597	*
DeAnne Julius	0	*
Ming Lu	0	*
Alain Monié	3,713	*
Sheila A. Penrose (3)(4)	38,451	*
David B. Rickard	3,052	*
Roger T. Staubach	164,900	*
Thomas C. Theobald (3)(5)	41,360	*
Colin Dyer	44,368	*
Lauralee E. Martin	32,267	*
Peter A. Barge	25,166	*
Alastair Hughes	17,871	*
Jeff A. Jacobson	18,679	*
Peter C. Roberts	60,657	*
All Directors, Director nominees and executive officers as a group (18 persons)	500,469	1.4

*
Less than 1%

(1)
Unless otherwise indicated, the address of each person is c/o Jones Lang LaSalle Incorporated, 200 East Randolph Drive, Chicago, Illinois 60601.

(2)
Information with respect to beneficial ownership of Ariel Investments, LLC (Ariel) is included in reliance on a Schedule 13G/A, filed February 13, 2009. The address of Ariel is 200 East Randolph Drive, Suite 2900, Chicago, Illinois 60601. Ariel has sole voting power with regard to 5,019,373 shares and sole dispositive power with regard to 5,776,843 shares. Information with respect to beneficial ownership of Janus Capital Management LLC (Janus Capital) is included in reliance on a Schedule 13G/A, filed February 17, 2009. The address of Janus Capital is 151 Detroit Street, Denver, Colorado 80206. Janus Capital has sole voting power with regard to 2,918,683 shares and sole dispositive power with regard to 2,918,683 shares. Information with respect to beneficial ownership of FMR LLC is included in reliance on a Schedule 13G filed February 17, 2009. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. FMR LLC has sole voting power with regard to 1,202,850 shares and sole dispositive power with regard to 2,446,348 shares. Information with respect to beneficial ownership of Oppenheimer Funds, Inc. (Oppenheimer) is included in reliance on a Schedule 13G filed January 26, 2009. The address of Oppenheimer is Two World Financial Center, 225 Liberty Street, New York, NY 10281. Oppenheimer has sole voting power with regard to 0 shares and sole dispositive power with regard to 0 shares. Barclays Global Investors, NA is included in reliance on a Schedule 13G, filed February 5, 2009. The address of Barclays Global Investors, NA is 45 Fremont St., San Francisco, CA 94105. Barclays Global Investors, NA has sole voting power with regard to 1,384,945 shares and sole dispositive power with regard to 1,734,891 shares.

(3)
Includes the following shares which each individual had the right to acquire through stock options granted under the Stock Award and Incentive Plan which were exercisable on March 20, 2009 or which would become exercisable within 60 days of that date.

Name	Number of Shares
Henri-Claude de Bettignies	6,000
Darryl Hartley-Leonard	6,000
Sheila A. Penrose	3,000
Thomas C. Theobald	3,000
(4)
18,499 of the shares listed are held by Ms. Penrose as trustee for the Sheila A. Penrose trust.

(5)
2,000 additional shares are held by Mr. Theobald as trustee of a trust for the benefit of his son. Mr. Theobald disclaims beneficial ownership of these 2,000 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Exchange Act requires our Directors, certain of our officers and beneficial owners of more than 10 percent of our outstanding Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC and to send copies of such reports to us. For our current executive officers and Directors, the Company has taken on the administrative responsibility of filing the reports after we have received the necessary information.

              Based solely upon a review of such reports and amendments thereto furnished to us and upon written representations of certain of such persons regarding their ownership of Common Stock, we believe that no such person failed to file any such report on a timely basis during 2008, except that within the required two business day reporting requirement imposed by the SEC, the Company did not timely file Form 4 reports on behalf of the following individuals: for Jeff Jacobson, Colin Dyer and Charles Doyle, one report each with respect to the vesting or receipt of restricted stock units; for Peter Barge, Colin Dyer, Alastair Hughes, Jeff Jacobson, Lauralee Martin, Mark Ohringer, Nazneen Razi, Peter Roberts and Stanley Stec, two reports each with respect to the receipt of restricted stock units; and for Henri-Claude de Bettignies, Alain Monié, Sheila Penrose, David Rickard and Thomas Theobald, one report each for shares acquired through the Directors' deferred stock compensation program.

              The type of transactions for which late filings were made involve third-party administration and present internal logistical issues with strictly meeting the SEC's two-day filing deadline. In each case, the Company attempts to file the reports as soon as possible after the triggering event occurs.

              All individual open-market stock purchases and sales and option exercises were reported within the required time frames that the SEC has established.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

              From time to time, we give Directors and executive officers an opportunity to invest individually (and some have invested) in the real estate investment fund products offered by subsidiaries of Jones Lang LaSalle, principally through LaSalle Investment Management, on the same terms as are offered in the ordinary course of business to other unaffiliated investors that are clients of the Company. We make the opportunities available in order to further align the interests of our people with those of our clients and in order to provide an additional retention vehicle. The amounts of the investments have not been material either to the individuals or to the Company. Executive officers and other employees have been, and in the future may be, allowed to acquire interests in certain investment vehicles (on the same terms as other unaffiliated investors) in order that these vehicles can satisfy certain tax requirements.

              Under "Director Independence; Review of Relationships and Related Transactions" above, we discuss the procedures that our Board of Directors undertakes in order to determine that these opportunities will not preclude the continued independence of any of our Non-Executive Directors who may choose to invest in them.

              We discuss below particular relationships with certain of our Directors individually.

             Thomas C. Theobald.    Jones Lang LaSalle uses LaSalle Investment Limited Partnership, referred to as LaSalle Investment Company (LIC), as one of two investment vehicles that make substantially all of its co-investments with LaSalle Investment Management clients. LIC is a series of four parallel limited partnerships of which Jones Lang LaSalle has an effective 47.85% ownership interest through two of the limited partnerships. Primarily institutional investors hold the remaining 52.15% interest in LIC. As of December 31, 2008, Thomas C. Theobald, a Non-Executive Director, and entities affiliated with him, had invested Euro 1,279,556 (the equivalent of $1,787,540 at the December 31, 2008 exchange rate) in LIC and had committed to invest a total additional amount of Euro 404,322 (the equivalent of $564,828 at the December 31, 2008 exchange rate) through LIC. As Mr. Theobald's investment has been made on the same terms as are offered to the other investors in LIC, which are unaffiliated investors that are clients of the Company, and given that the amount of the investment is not material to LIC nor does it permit Mr. Theobald to exercise any control over the activities of LIC, the Board of Directors has determined that Mr. Theobald's investment in LIC does not constitute a material relationship with the Company that detracts from his independence as a member of the Board of Directors.

             Alain Monié.    In 2006, Alain Monié, a Non-Executive Director, personally invested $50,000 in our International and Regional Director Personal Co-Investment Program on the same terms and conditions as it was generally offered to other participants. We discuss that program in more detail above under "Compensation Discussion and Analysis—Additional Long Term Compensation Programs." The Board of Directors has determined that Mr. Monié's investment does not constitute a material relationship with the Company that detracts from his independence as a member of the Board of Directors.

             Roger T. Staubach.    Roger T. Staubach was elected to serve as a member of the Board, effective July 21, 2008. Mr. Staubach became the Executive Chairman of the Company 's Americas region on July 11, 2008, when Jones Lang LaSalle merged (the Merger) with The Staubach Company, of which Mr. Staubach was an indirect shareholder.

              Under the Agreement and Plan of Merger relating to the transaction (the Merger Agreement), Jones Lang LaSalle agreed that it would cause Mr. Staubach to be appointed to the Board. Thereafter, unless Mr. Staubach's employment with Jones Lang LaSalle or one of its subsidiaries is terminated by Jones Lang LaSalle without cause, by Mr. Staubach for good reason or due to Mr. Staubach's disability (as the terms "cause," "good reason" and "disability" are defined under Mr. Staubach's employment arrangements with Jones Lang LaSalle) and as long as Mr. Staubach complies with Jones Lang LaSalle's policies and guidelines applicable to all members of the Board, Jones Lang LaSalle has agreed that it shall cause Mr. Staubach to be included in the slate of persons nominated to serve as directors on the Board during any Earnout Calculation Period (as defined pursuant to the Merger Agreement). Upon any termination of Mr. Staubach's employment by Jones Lang LaSalle with cause, by Mr. Staubach without good reason or due to disability, Mr. Staubach shall promptly resign from the Board.

              As Mr. Staubach is employed by Jones Lang LaSalle, he will be serving on the Board as a member of management and therefore will not qualify as an independent member of the Board or serve on any of its Committees. Accordingly, Mr. Staubach will not be paid any Director's fees or other compensation for serving on the Board. We do not consider Mr. Staubach an "officer" as defined for reporting purposes under Section 16 of The Securities Exchange Act of 1934. The conditions of Mr. Staubach's employment by the Company have been established under an employment agreement the term of which extends to July 11, 2013.

              As consideration under the Merger Agreement, Mr. Staubach individually elected to receive 182,016 shares of the Common Stock of Jones Lang LaSalle on August 15, 2008 (valued at $50.05 per share), representing substantially all of the initial consideration that Mr. Staubach received in connection with the Merger. Each of two different trusts for Mr. Staubach's children, for which he disclaims beneficial ownership (collectively, the Staubach Childrens' Trusts), received 83,097 shares of our Common Stock at the same price per share.

              The Merger Agreement also provided for the selling shareholders of The Staubach Company to receive three deferred purchase price payments in cash, the first of which is due on the first business day of the 25th month following the July 11, 2008 closing date (or the 37th month if certain revenue targets are not met), the second of which is due on the first business day of the 37th month following the closing date (or the 49th month if certain revenue targets are not met) and the third of which is due on the first business day of the 61st month following the closing date. The selling shareholders are also entitled to receive an "Earnout Payment," payable after 2010 on a sliding scale if certain thresholds are met with respect to the tenant representation business for the earnout periods ended December 31, 2010, 2011 and 2010. The above summary is qualified by reference to the Merger Agreement, which we have filed with the SEC as an Exhibit to our Current Report on Form 8-K/A dated July 11, 2008.

              Mr. Staubach individually has a 6.345% interest in each of the above payments and each of the two Staubach Childrens' Trusts has a 2.897% interest. Accordingly, Mr. Staubach is due to receive approximately $4.9 million, $9.9 million and $9.9 million, respectively, from the deferred purchase price payments described above, and up to approximately $7.2 million from the Earnout Payment. Each of the Staubach Childrens' Trusts is due to receive approximately $2.3 million, $4.5 million and $4.5 million, respectively, from the deferred purchase price payments and up to $3.3 million from the Earnout Payment.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              The Audit Committee has appointed the firm of KPMG LLP as Jones Lang LaSalle's independent registered public accounting firm for 2009. A proposal to ratify this appointment will be presented at the 2009 Annual Meeting.

              The Board unanimously recommends you vote FOR ratification of such appointment.

              Each valid proxy returned to Jones Lang LaSalle will be voted for the ratification of the appointment of KPMG LLP as Jones Lang LaSalle's independent registered public accounting firm for 2009 unless the proxy specifies otherwise.

              The Audit Committee retains the right to appoint a substitute independent registered public accounting firm at any time during 2009 for any reason whatsoever.

INFORMATION ABOUT THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

              KPMG LLP has been for a number of years the independent registered public accounting firm that audits the financial statements of Jones Lang LaSalle and most of its subsidiaries. Jones Lang LaSalle expects that representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.

Audit and Non-Audit Fees

              The following table presents fees for the professional services that KPMG LLP rendered for the audit of the Company's annual financial statements (including attesting to the Company's internal controls over financial reporting for purposes of Section 404 of the Sarbanes-Oxley Act of 2002), audit related fees, tax fees and fees billed for other services during 2007 and 2008 (the fees shown are in thousands (000's)).

	2007	2008
Audit Fees, excluding Audit Related Fees (1)	$4,843	$5,403
Audit Related Fees (2)	$424	$641
Tax Fees (3)	$2,489	$1,702
All Other Fees (4)	$0	$61

Total Fees	$7,756	$7,807

(1)
Audit Fees include those fees necessary to perform an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and quarterly reviews of the consolidated financial statements of Jones Lang LaSalle. This includes fees for review of the tax provision and fees for accounting consultations on matters reflected in the consolidated financial statements. Audit Fees also include audit or other attest services required by statute or regulation (foreign or domestic), such as comfort letters, consents, reviews of SEC filings, and statutory audits in non-U.S. locations. For 2008, Audit Fees include fees of $650,000 related to the attestation required under Section 404 of the Sarbanes-Oxley Act of 2002 with respect to internal controls over financial reporting, as compared to $725,000 in 2007 for such services.

(2)
Audit Related Fees are comprised of fees for employee benefit plan audits and audit or attest services not required by statute or regulation.

(3)
Tax Fees are comprised of fees for tax compliance, tax planning and tax advice. Tax planning and tax advice encompasses a diverse range of services, including consultation, research, and assessment of tax planning initiatives, assistance with tax audits and appeals, employee benefit plans and requests for rulings or technical advice from taxing authorities.

(4)
All Other Fees include all other non-audit services.

Pre-Approval of Audit and Permitted Non-Audit Services of the Independent Registered Public Accounting Firm

              The Audit Committee has established a policy for pre-approval of audit and permitted non-audit services by the Company's independent registered public accounting firm. At each of its meetings, the full Audit Committee considers, and approves or rejects, any proposed services and fee estimates that are presented by the Company's management. The Chairman of the Audit Committee has been designated by the Audit Committee to consider approval of services arising between meetings that were not pre-approved by the Audit Committee. Services approved by the Chairman are ratified by the full Audit Committee at its next regular meeting. For each proposed service, the independent registered public accounting firm provides supporting documentation detailing the service and an estimate of costs. During 2008, all services performed by the independent registered public accounting firm were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

              As more particularly described above under "Corporate Governance Principles and Board Matters," the Audit Committee of the Board is responsible for providing independent, objective oversight of Jones Lang LaSalle's accounting functions and internal and disclosure controls. The Audit Committee is composed of four Directors, each of whom is independent as defined by the New York Stock Exchange listing standards in effect at the time of mailing of this Proxy Statement and by applicable Securities and Exchange Commission rules. The Audit Committee operates under a written Charter, which has been approved by the Board of Directors and is available on the Company's public website at www.joneslanglasalle.com.

              Management is responsible for Jones Lang LaSalle's internal and disclosure controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Jones Lang LaSalle's consolidated financial statements and the effective operation of internal controls over financial reporting, all in accordance with the standards of the Public Company Accounting Oversight Board (United States), and for issuing a report thereon. The Audit Committee's responsibility is to review these processes.

              In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2008 audited financial statements as well as the Company's internal controls over financial reporting for which an attestation by such firm is required under Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also discussed with the independent registered public accounting firm the matters required by the auditing standards of the Public Company Accounting Oversight Board (United States), including Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T. The Audit Committee also received written disclosures from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board (United States) regarding such firm's communications with the Audit Committee concerning independence, and the Audit Committee discussed with KPMG LLP that firm's independence under the relevant standards.

              Based upon the Audit Committee's discussions with management and the independent registered public accounting firm, and the Audit Committee's review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Jones Lang LaSalle's Annual Report on Form 10-K for the year ended December 31, 2008, which has been filed with the SEC.

The Audit Committee

David B. Rickard (Chairman)
Darryl Hartley-Leonard
DeAnne Julius
Sheila A. Penrose

PROXY DISTRIBUTION AND SOLICITATION EXPENSE

              Jones Lang LaSalle is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access any proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

              We have hired Broadridge Investor Communications Solutions, Inc. to assist us in the distribution of our proxy materials (but not for the solicitation of proxy votes). We will pay Broadridge customary fees, costs and expenses for these services.

              Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders.

www.joneslanglasalle.com

*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

JONES LANG LASALLE INCORPORATED

JONES LANG LASALLE INCORPORATED

200 E. RANDOLPH DR.

CHICAGO, IL 60601

Meeting Information

Meeting Type:             Annual

For holders as of:       03/20/09

Date:    05/28/09    Time: 8:30 A.M., CDT

Location:     The Mid-America Club

80TH Floor of the Aon Center

200 East Randolph Drive

Chicago, Illinois 60601

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT              ANNUAL REPORT

How to View Online:

Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET          www.proxyvote.com

2) BY TELEPHONE:    1-800-579-1639

3) BY E-MAIL*:            sendmaterial@proxyvote.com

*                 If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. To facilitate timely delivery, please make the request as instructed above on or before 05/14/09.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person:  Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions.

Vote By Mail:  You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting Items

The Board of Directors recommends a vote FOR the election of the nominees for Director.

1.               To elect nine Directors to serve one-year terms until the 2010 Annual Meeting of Shareholders or until their successors are elected and qualify.

Nominees:

01)   Colin Dyer

02)   Darryl Hartley-Leonard

03)   DeAnne Julius

04)   Ming Lu

05)   Lauralee E. Martin

06)   Sheila A. Penrose

07)   David B. Rickard

08)   Roger T. Staubach

09)   Thomas C. Theobald

The Board of Directors recommends a vote FOR each of the proposals below.

2.               To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2009.

3.               To vote upon any other matters that may properly be presented at the meeting according to their best judgment and in their discretion.

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M12180

JONES LANG LASALLE INCORPORATED
200 E. RANDOLPH DR.

CHICAGO, IL 60601

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M12173	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JONES LANG LASALLE INCORPORATED
The Board of Directors recommends a vote FOR the election of the nominees for Director.
Vote On Directors
1.	To elect nine Directors to serve one-year terms until the 2010 Annual Meeting of Shareholders or until their successors are elected and qualify.		For	Against	Abstain
Nominees:
	1a	Colin Dyer	☐	☐	☐

	1b	Darryl Hartley-Leonard	☐	☐	☐

	1c	DeAnne Julius	☐	☐	☐

	1d	Ming Lu	☐	☐	☐

	1e	Lauralee E. Martin	☐	☐	☐

	1f	Sheila A. Penrose	☐	☐	☐

	1g	David B. Rickard	☐	☐	☐

	1h	Roger T. Staubach	☐	☐	☐

	1i	Thomas C. Theobald	☐	☐	☐

Vote On Proposals

The Board of Directors recommends a vote FOR each of the proposals below.		For	Against	Abstain

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2009.	☐	☐	☐

3.	To vote upon any other matters that may properly be presented at the meeting according to their best judgment and in their discretion.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees for director and FOR the ratification of the appointment of KPMG, and, in the discretion of the proxies, with respect to such other business as may properly come before the meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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JONES LANG LASALLE INCORPORATED

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 28, 2009

The 2009 Annual Meeting of Shareholders of Jones Lang LaSalle Incorporated will take place on Thursday, May 28, 2009, beginning at 8:30 a.m., local time, at The Mid-America Club, located on the 80th floor of the Aon Center, 200 East Randolph Drive, Chicago, Illinois.

The undersigned hereby appoints Colin Dyer, Lauralee E. Martin, and Mark J. Ohringer, and each of them, with full power of substitution, to represent the undersigned and as proxies to vote all the Common Stock of Jones Lang LaSalle Incorporated which the undersigned has power to vote, with all powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders to be held on May 28, 2009, or at any adjournment or postponement thereof.